No. 497	1990

LIMITED LIABILITY COMPANY, FIRM OR

LIMITED PARTNERSHIP AND COOPERATIVES

Supplement to State Gazette of ROI No. 12, dated 9/2/1990

Announcement in the State Gazette of RoI pursuant to Article 38 of Commercial Code:

STATEMENT OF RESOLUTIONS OF A MEETING OF

“P.T. CENTRAL PROTEINAPRIMA”

Number:  75
On this day, Monday, the eleventh day of September one thousand nine hundred eighty nine (6-9-1989),

Personally appeared before me, Gde Kertayasa, Sarjana Hukum, a notary practicing in Jakarta, in the presence of witnesses known to me, the notary, whose names are last written below:

Mr. Johannes Hadi Krisnadharma, a private person, residing at Jalan Aipda K.S. Tubun II Number 21, Central Jakarta, who claims that he in this matter is acting under power conferred by extraordinary general meeting of shareholders of the following company as evidenced from the minutes attached hereto.

The appearing person is known to me, the notary.

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The appearing person acting in his above-mentioned capacity first states:

That on the second day of September one thousand nine hundred eighty nine (2-9-1989), at jalan Parang Tritis Raya Number 1, North Jakarta, there was an Extraordinary General Meeting of Shareholders of “PT. Proteina Prima” a limited liability company having its seat in Semarang, whose articles of association are set forth in the Deed number 59, dated the thirtieth day of April one thousand nine hundred eighty (30-4-1980), passed before Doktorandus Gde Ngurah Rai, Sarjana Hukum, then a notary practicing in Jakarta, and have been approved by the Minister of Justice of the Republic of Indonesia as evidenced from Decree Number Y.A.5/281/9, dated the twenty first day of May one thousand nine hundred eighty one (21-5-1981), which articles of association have been amended under Deed number 12, dated the fifth day of March one thousand nine hundred eighty two (5-3-1982), which deed has been approved by the Minister of Justice of the Republic of Indonesia as evidenced from Decree Number C2– 6304.HT.01.04.TH.85, dated the fifth day of October one thousand nine hundred eighty five (5-10-1985), which deeds were passed before the same notary, and most recently amended under Deed Number 79, dated the thirteenth day of April one thousand nine hundred eighty nine (13-4-1989), passed before James Herman Rahardjo, Sarjana Hukum, a notary practicing in Jakarta, which also contain the present management structure of the Company, hereinafter referred to as the Company.

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The copy of the meeting minutes is presented to me, the notary, for attachment hereto.

That one of the agenda of the meeting was amendment to the company’s articles of association in entirety for the purpose of merger.

That all 12,500 (twelve thousand five hundred) outstanding shares in the company were present in the meeting so that the meeting was lawfully constituted and entitled to adopt valid and binding resolutions regarding any businesses transacted therein despite no prior meeting notice, in accordance with provisions of Article 16.4 of the Company’s articles of association.

Further the appearing person acting in his above-mentioned capacity states that the meeting unanimously passed the following resolutions:

I.
It is resolved to accept and approve the merger of P.T. Tunggal Eka Sakti, a limited liability company having its seat in Surabaya, in accordance with the Deed of Statement of Merger Number 53, dated the sixth day of September one thousand nine hundred eighty nine (6-9-1989), passed before me, the notary.

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II.	It is resolved to change the Company’s name into “P.T. Central Proteinaprima”.

III.
It is resolved to increase the Company’s authorized capital to Rp.10,000,000,000.- (ten billion Rupiah) divided into 10,000,000 (ten million) shares, each share having par value of Rp.1,000.- (one thousand Rupiah).  Shares having total value of Rp.1,000,000,000.- (one billion Rupiah) would be offered/sold to the public through capital market.

IV.	It is resolved to amend Article 11 of the company’s articles of association;

V.	It is resolved to make changes in the Company’s management structure.

Now, therefore, in consideration of the foregoing, the appearing person hereby amends the Company’s articles of association in entirety to read as follows:

Name and Domicile.

Article 1.

This limited company shall bear the name “P.T. Central Proteinaprima”, having its seat in Semarang and may open branch and representative offices in any other places upon approval from the Board of Commissioners.

Purposes and Objectives

Article 2

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1.           The purpose and objective of the Company shall be:

a.
to do businesses in industry of compound feed and livestock feedstuffs consisting of feedstuff for poultry including quail, feedstuff for cows, feedstuff for pigs; feedstuff for fish and feedstuff for shrimp.

b.	Breeding of livestock and poultry;

c.	Animal husbandry including poultry;

d.	Any other business activities that are related to animal husbandry and agriculture.

2.           To carry out general trading activities in the broadest sense of the words including local and inter-island trade, export and import.

3.           The Company may carry out the business activities on its own account or in cooperation with any other parties or participate in any other company and may take and do any acts that are deemed expedient for the achievement of the said purposes and objectives.

Duration of the Company

Article 3.

The company shall be incorporated and start to exist on the date when these articles of association are approved by the regulatory body and shall continue to exist for 75 (seventy five) years, subject to provisions of Articles 47 and 51 of Indonesian Commercial Code.

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Capital

Article 4.

1.           The authorized capital of the Company shall be in the amount of Rp. 10,000,000,000.- (ten billion Rupiah), divided into 10,000,000 (ten million) shares, each share having par value of Rp. 1,000.- (one thousand Rupiah).

2.           Shares out of the authorized capital have been issued to and subscribed and paid-in in cash by the following shareholders:

a.	P.T. Surya Hidup Satwa holding 5,000,000 (five million) shares having aggregate value of five billion Rupiah	Rp. 5,000,000,000.-
b.	1,000,000 (one million) shares having aggregate value of one billion Rupiah have been offered to the public through capital market	Rp. 1,000,000,000.-

So that after issuance of shares, shares having total value of six billion Rupiah Have been subscribed and paid-in in full and in cash by the shareholders to the Company’s account		Rp. 6,000,000,000.-

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3.           The shares in portfolio shall be issued in accordance with the Company’s need for working capital, at such time and with such requirements as determined by the Board of Directors upon the approval of the commissioners, with due observance to the provisions of these articles of association provided the shares may not be issued lower than the par value.

4.           In the event of issuance of shares in portfolio, all shareholders shall have preemptive right to purchase the shares to be issued according to the proportion of the number of shares they own within one (1) month after the Board of Directors announce the offer.

5.           All shares shall be fully issued within ten (10) years as of the date of the execution of the articles of association unless extended by any regulatory body at the request of Board of Directors.

Share Certificate

Article 5.

1.           Shares issued by the company shall be registered shares.

2.           Name of holder shall be indicated on each share certificate by Board of Directors.

3.           Each share shall be given one certificate and dividend coupon and talon for exchange with new dividend coupon.

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4.           Each share certificate shall bear serial number and be signed by one Director and one Commissioner or, if the company has President Director and President Commissioner, by President Director and President Commissioner, while the dividend coupon and talon in respect of each share shall bear the same serial number as that of the said share.

5.           Each share certificate shall be indivisible.

6.           The company shall only acknowledge one person as the owner of one share.  If, due to inheritance or any other reason, a share falls under the ownership of more than one person or entity, those persons or entities jointly holding one share shall be obligated to appoint one of them or any other person as their joint proxy, and only the person so appointed shall be entitled to exercise the rights conferred by law upon the said share.

7.           Each shareholder shall, by law, comply with these articles of association and any resolutions legally adopted at a general meeting of shareholders.

Duplicates

Article 6.

1.           If a share certificate or the dividend coupon and talon is damaged or destroyed, upon the request of the relevant party, the Board of Directors shall issue a duplicate thereof.

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2.           Once the duplicate is issued, the original shall be disposed of and the said issuance shall be recorded by the Board of Directors in a report for submission to the next general meeting of shareholders.

3.           In the event that a share certificate or the dividend coupon and talon are lost, upon the request of the relevant party, the Board of Directors shall issue a duplicate.

4.           Once the duplicate is issued, the original shall be rendered null and void to the Company.

5.           The intention to issue a duplicate on account of lost original shall be announced in a daily newspaper published or circulated in the domicile of the Company at the latest one month before issuance date.

6.           All expenses incurred by the issuance of a duplicate shall be borne by the relevant shareholder.

Register of Shares

Article 7.

1.           The Board of Directors shall maintain and keep a Register of Shares at the office of the Company.  The Register of Shares shall contain the names and addresses of the shareholders and such other information as may be deemed as necessary.

2.           A shareholder shall notify the Board of Directors in writing of any changes to its address.

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3.           Until such notification has been made, all notices and invitations to the shareholder sent to the latest address recorded in the Register of Shares shall be valid.

4.           A transfer of share(s) shall be made by virtue of a certificate signed by or on behalf of the transferor and the transferee or their proxies or of other written instrument of transfer of share(s) to the acceptance of Board of Directors.

5.           A transfer of share(s) shall be effective only after such transfer is recorded in the Register of Shares of the Company and the entry shall be dated and signed by one Director and one Commissioner or, if the company has President Director and President Commissioner, by President Director and President Commissioner.

6.           As of the date of the notice of a general meeting of shareholders until the meeting date, a transfer of the rights on shares shall not be allowed.

7.           The Board of Directors shall keep and maintain the Register of Shares to the best of its ability.

8.           Each shareholder shall be entitled to have access to the Register of Shares during the normal business hours of the Company.

Shareholding

Article 8.

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1.           Only an Indonesian citizen, or an Indonesian entity established under the law of the Republic of Indonesia and whose management members and shareholders are of Indonesian citizenship may own and exercise the rights on shares.

2.           Each share certificate shall bear extract of the above provisions.

3.           If, due to inheritance, marriage or any other reason, a share is no longer held by a citizen or legal entity as contemplated in the first paragraph of this article, then within one year as of such occurrence, the said shareholder shall be obliged to sell and transfer the rights on share to a citizen or legal entity as contemplated in the first paragraph of this article.

If the provisions have not been fulfilled, a vote cast at a meeting for such share shall be deemed invalid, and the dividend payment for such share shall be suspended.

Transfer of Shares

Article 9.

1.           If a shareholder intends to sell its shares, it shall send a notice of its intention to Board of Directors by registered mail and Board of Directors shall offer the shares to the other shareholders within seven (7) days upon receipt of notice.

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2.           If within one month after notice to Board of Directors, no notice of potential buyers has been received by the selling shareholder, the selling shareholder shall be at liberty to choose the buyers, subject to approval from Board of Directors.

3.           The shares shall be sold to the highest bidder.

If there is more than one highest bidder, the shares shall be sold to those bidders in proportion to their respective shareholding.

4.           Shares listed on Stock Exchange/Parallel Stock Exchange shall be subject to the regulation of such Stock Exchange/Parallel Stock Exchange.

5.           Any acts in inconsistent with the above provisions shall not be valid to the Company.

Management

Article 10.

1.           The company shall be managed and led by a Board of Directors consisting one or more directors, if there is more than one director, one of whom shall be appointed as President Director, under the supervision of Board of Commissioners consisting of one or more commissioners, and in the event there are more than one commissioners, one of whom may be appointed as the President commissioner.

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2.           Only Indonesian citizens may be appointed as a member of the Board of Directors or of the Board of Commissioners.  In case of loss of Indonesian citizenship, the individual concerned shall be considered to have resigned.

3.           Members of the Board of Directors or of the Board of Commissioners shall be appointed by a General Meeting of Shareholders for five (5)-year office term, after which they are eligible for re-appointment, without prejudice to the right of a General Meeting of Shareholders to dismiss them at any time.  Members of Board of Directors may be dismissed without prior suspension.

4.           Members of the Board of Directors or of the Board of Commissioners may be given salaries and/or remuneration and other allowances, if any, the amount of which shall be determined by a General Meeting of Shareholders.

5.           If, due to any reasons, a vacancy arises on the Board of Directors or on the Board of Commissioners, a General Meeting of Shareholders shall be convened to fill that vacancy within one (1) month after such vacancy arises, subject to provisions of the second and third paragraphs of this article.

Board of Directors

Article 11.

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1.           Director or, if there is a President Director, the President Director shall represent the Company within and outside the Court of Justice in respect of all matters and, in any event, shall be entitled to bind the Company to other parties or other parties to the Company and to take any act concerning either management or ownership but with the restriction that:

a.	to lend or borrow any money on behalf of the Company;

b.	to purchase, sell, pledge or otherwise acquire or dispose of any immovable asset or company;

c.	to cause the Company to be a guarantor;

d.	to pledge any of the Company’s movable assets;

e.	to open a bank account or give any power in respect of the operation of such bank account,

shall require an approval or countersignature from the President Commissioner or, if the President Commissioner is not available, from at least one commissioner.

2.           The distribution of duties and authority among the members of the Board of Directors shall be determined by the members themselves.

3.           If the President Director is absent, it being unnecessary to provide proof of such impediment to any third party, another Director shall represent the President Director and perform and exercise President Director’s duties and authorities.

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4.           The Board of Directors shall, for a particular case and without prejudice to its responsibility, be entitled to appoint one or more persons as representatives or proxies by conferring upon him/them an authority contained in a power of attorney.

Board of Commissioners

Article 12.

1.           Members of the Board of Commissioners shall supervise the Board of Directors in managing the Company.

2.           Members of the Board of Commissioners, either jointly or severally, at any time during the Company’s business hours shall be entitled to enter the building and premises or any other places used or controlled by the Company and to check books, documents and other evidence, to inspect and verify the financial position of the Company and to have knowledge of all acts done by the Board of Directors.

3.           The Board of Directors shall provide explanations to the queries of any member of Board of Commissioners.

4.           The Board of Commissioners at the Company’s expenses may get assistance from experts to conduct such inspection or examination.

5.           The Board of Commissioners shall, on the basis of majority vote decision, at any time, be entitled to suspend one or more member(s) of the Board of Directors, if such member(s) of the Board of Directors act(s) contrarily to the Articles of Association and/or neglect(s) its (their) duties or for any other significant reasons.

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6.           The said suspension shall be notified to the relevant party together with the reasons therefor.

7.           Within one (1) month following such suspension, the Board of Commissioners shall call for a General Meeting of Shareholders which shall decide whether the suspended member(s) of the Board of Directors will be dismissed or reinstated, and the suspended member(s) of the Board of Directors shall be given the opportunity to be present to defend himself/themselves.

The meeting shall be chaired by the President Commissioner, or, if the President Commissioner is absent or unable or unwilling to preside over, the Meeting shall be chaired by the oldest member of Board of Commissioners and if all members of Board of Commissioners are absent or unable or unwilling to preside over, the Meeting shall be chaired by a person elected by and from among the meeting attendants.

8.           If the General Meeting of Shareholders is not convened within one month following such suspension, then the suspension shall be, by law, void and the said member(s) shall be reinstated.

9.           In the event all members of the Board of Directors are suspended and the Company has no member of the Board of Directors, then the Board of Commissioners shall, within one month, be obligated to hold a general meeting of shareholders to appoint new members of Board of Directors, and the Board of Commissioners shall temporarily manage the Company.

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In such event, the Board of Commissioners shall be entitled to confer interim power on one or more person(s) among them on their joint responsibilities.

10.           Board of Commissioners may hold a meeting at any time as my be deemed necessary by one of its members or by Board of Directors.

11.           Notices of a Meeting of the Board of Commissioners shall be sent by mail or cable by the person requesting the meeting at least one month or, in case of pressing urgency, seven (7) days before the meeting date.

12.           Meeting of Board of Commissioners may adopt a resolution if more than one member of Board of Commissioners is present in person or by proxy in the meeting.  Representation in a meeting of Board of Commissioners shall be under a written power of attorney.

13.           Each member of Board of Commissioners shall be entitled to cast one vote.

14.           Resolutions of the Meeting of the Board of Commissioners shall be adopted on the basis of majority vote.

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In case of tie vote, the proposal, if it concerns individual shall be determined by lot drawing, or, if it concerns any other matters, shall be deemed as defeated.

15.           The meeting chairman shall arrange that all proceedings and resolutions of the Meeting be recorded in Minutes, which shall be signed by the Chairman of the Meeting and one of the meeting participants.

Board of Commissioners may adopt a resolution without holding a meeting provided the resolution is approved by all members of Board of Commissioners.

16.           Members of Board of Directors may be invited to attend a meeting of Board of Commissioners to give explanations and information.

Fiscal Year

Article 13.

1.           The fiscal year of the company shall commence on and from the first day of January and end on the thirty-first day of December.

At each end of December, the Company’s books shall be closed, the first time being on the end of December, one thousand nine hundred eighty nine (1989).

2.           After the closing of such books, a balance sheet, profits and loss account and other financial statements shall be made by the Board of Directors, which shall be made available in the Company’s office for examination by the shareholders no later than 14 (fourteen) calendar days before the date of the Annual General Meeting of Shareholders as referred to in article 14 (fourteen) hereof.

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3.           The balance sheet and income statement shall be signed by a Director or, if the company has President Director, by the President Director, and members of Board of Commissioners or by one Director on behalf of the President Director and members of Board of Commissioners or one Commissioner on behalf of Board of Commissioners.

4.           Approval of balance sheet and a income statement by a General Meeting of Shareholders shall constitute a full discharge and release to the members of the Board of Directors from their management responsibilities performed during the past fiscal year to the extent that such actions are reflected in the balance sheet and a income statement and to the members of the Board of Commissioners from their supervision duties.

General Meeting of Shareholders

Article 14.

1.           A General Meeting of Shareholders shall be convened annually at the latest by the end of June, for the first time being the end of June 1990 (one thousand nine hundred ninety).

2.           At the Annual General Meeting of Shareholders:

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a.
The Board of Directors shall submit a report on the affairs and operations of the Company and the results achieved during the preceding book year, particularly with regard to the management of the Company.

b.	the distribution of net earnings and amount of dividend shall be decided;

c.	Such other matters as are brought up by Board of Directors, Board of Commissioners or shareholders may be decided.

3.           Proposals from shareholders shall be included in the agenda of General Meeting of Shareholders if the proposal is submitted in writing to the Board of Directors by one or more shareholders jointly holding at least 1/4 ((one-fourth) of all outstanding shares in the Company.

The proposal has been received at such time that allow the Board of Directors to notify the other shareholders of the proposals, taking into account meeting notice time.

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

Article 15.

1.           An Extraordinary General Meeting of Shareholders may be convened at any time as deemed necessary by the Board of Directors.

2.           The Board of Directors shall be obligated to call and convene an Extraordinary General Meeting of Shareholders upon a written request from a commissioner or from one or more shareholder(s) jointly representing at least 1/4 (one-fourth) of the total number of shares issued by the Company.  Such written request shall specify matters to be dealt with.

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3.           If the Board of Directors fails to convene the Extraordinary General Meeting of Shareholders within one month after the receipt date of the request, then the signatory(ies) of the request shall be entitled to call the Meeting themselves at the expense of the Company with due observance to the provisions of these articles of association.  Any resolutions adopted at the meeting shall bind the Company provided that they are not inconsistent with the provisions of these articles of association.

Meeting Notice and Venue

Article 16.

1.           A General Meeting of Shareholders shall be convened at the Company’s domicile.

2.           The notice of a General Meeting of Shareholders may be made Board of Directors by means of advertisement in a Indonesian daily newspapers which is published or circulated at the domicile of the Company no later than one month before the Meeting date.  In case of unusual urgency, the period may be reduced to 7 (seven) days before the meeting date.

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3.           The notices of the General Meeting of Shareholders shall indicate date, time, place and agenda of the Meeting.

4.           If all shareholders are present or represented at the meeting, then the prior notices as referred to above shall not be required and the Meeting may adopt valid and binding resolutions concerning any matters so discussed and the Meeting may be held at any place within the territory of the Republic of Indonesia.

Chairman of Meeting

Article 17.

1.           Unless otherwise provided in these Articles of Association, all General Meetings of Shareholders shall be presided over by the President Commissioner.  In case of the absence or disability of the President Commissioner, the Meeting shall be presided over by another Commissioner, in case of the absence or disability of the all members of the Board of Commissioners, the Meeting shall be presided over by someone appointed by and from those present at the Meeting.

2.           All proceedings and resolutions adopted at a General Meeting of Shareholders shall be recorded in the Minutes of Meeting, signed for ratification by the Chairman of the Meeting and one of the shareholders present at the meeting.  The Minutes of Meeting concerned shall serve as valid evidence to all shareholders.

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3.           The signing shall not be required if the Minutes of Meeting are drawn up by a notary.

Voting Right

Article 18.

1.           Unless otherwise provided in these Articles of Association, all resolutions shall be adopted on the basis of majority vote.

2.           In case of tie vote, the proposal shall be determined by lot drawing, if it concerns an individual, or shall be deemed as defeated if it concerns any other matters.

3.           At the General Meeting of Shareholders, the following rule shall apply:

Each share shall confer the right upon its holder to cast one vote.

4.           A shareholder may be represented at a General Meeting of Shareholders by another shareholder or any third party acting by virtue of a power of attorney.

5.           Members of the Board of Directors, members of the Board of Commissioners and, in general, employees of the Company may not act as a proxy at a General Meeting of Shareholders and any vote cast by them as a proxy at the Meeting shall be deemed as invalid.

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6.           The Chairman of the Meeting shall be entitled to require that the power of attorney for representing a shareholder be produced to him during the Meeting.

7.           Unless the Meeting determines otherwise, voting concerning an individual shall be made by an unsigned, folded ballot papers, while voting concerning other matters shall be conducted orally.

8.           Blank votes or void votes shall not be considered as having been cast.

Net Earnings

Article 19.

1.           The net earnings of the Company as shown in the balance sheet and income statement shall be used in the following manner:

a.	20% (twenty percent) of the net earnings shall be set aside for reserve fund;

b.	the remaining net earnings shall be distributed or applied in accordance with a resolution of General Meeting of Shareholders.

2.           In case that the income statement in one accounting year shows a loss that can not be covered by the reserve fund, then the loss shall remain recorded and shall be entered in the income statement and, in subsequent accounting years, the Company shall be considered not to have made any profits as long as the loss recorded in the profit and loss statement has not been fully covered.

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3.           Dividends which are left unclaimed after 5 (five) years commencing from the day they became payable shall become the property of the Company.

Reserve Fund

Article 20.

1.           General Meeting of Shareholders may decide that part or the whole of the reserve fund created to cover losses suffered by the Company be used for working capital or for other purposes.

2.           The Board of Directors shall keep and manage the reserve fund so that it will earn profit in a manner deemed appropriate by it, with approval of the Board of Commissioners.

3.           Profits generated from such reserve fund shall be entered into income statement.

Amendment to the Articles of Association and Dissolution

Article 21.

1.           Amendments to the provisions of these Articles of Association concerning name, domicile, purpose and objective, dissolution of the company before its expiry, and extension to the duration of the Company, increase or reduction of capital (proposal concerning reduction of capital shall be announced by the Board of Directors in one or more daily newspapers published or circulated at the domicile of the Company and in the State Gazette for the interest of creditors), shall only be effected by virtue of resolutions of an Extraordinary General Meeting of Shareholders specifically convened for that purpose.  Such Meeting shall be attended by shareholders jointly representing at least 3/4 (three-fourths) of the total shares so issued by the Company and the resolutions shall be approved by at least 3/4 (three-fourths) of the total votes legally cast at such Meeting.

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2.           In the event of failure to reach quorum at such above-mentioned meeting, then no earlier than 14 (fourteen) days after the first Meeting, a Second Meeting may be convened with the same agenda and under the same conditions as required in the First Meeting provided the resolutions shall be approved by at least 3/4 (three-fourths) of all votes legally cast at such Meeting.

3.           All of which are subject to the approval from any relevant authority, if so required.

Liquidation

Article 22.

1.           In case the Company is dissolved, then its liquidation shall be executed by the Board of Directors under the supervision of Board of Commissioners unless a General Meeting of Shareholders determine otherwise.

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2.           If General Meeting of Shareholders appoints another liquidator, the meeting shall also determine the fee for the liquidator.

3.           The resolution on dissolution shall be registered with Registrar Office of a District Court with jurisdiction covering the Company’s domicile, and be announced in one Indonesian daily newspaper published or circulated at the domicile of the Company and in the State Gazette along with a notice to the creditors.

4.           Any balance from the liquidation calculation shall first be distributed to the shareholders in accordance with total nominal value of their respective fully-paid up shares and any remaining amount therefrom shall be distributed in a manner determined by a General Meeting of Shareholders.

5.           These Articles of Association as contained in this deed and the future amendments hereto shall remain in force until a General Meeting of Shareholders has approved the last account of the liquidation and has given a full discharge and release to the liquidators.

Closing Provisions

Article 23.

Matters not provided for or not otherwise fully covered in these Articles of Association shall be resolved by a General Meeting of Shareholders, subject to provisions of Article 18 hereof.

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Special Provisions

Article 24.

1.           The management structure of the Company shall be as follows:

President Director	:	Mr. Yusry Surjadi, a private person, residing at Jalan Kemanggisan Utama II Number 19, West Jakarta.
Director	:	Mr. Ho Franciscus Affandy, private person, residing at Jalan Dharma Husada Indah Barat V Number 23, Surabaya.
President Commissioner	:	Mr. Sumet Syahdiman, businessman, residing at Jalan Pasir Putih VI Number 7, North Jakarta.
Commissioner	:	Mr. Eddy Susanto Zaoputra, businessman, residing at Jalan Taman Kebon Jeruk Blok Fl Number 9, West Jakarta.

The appearing persons claim that the said appointment has been accepted by the individuals concerned.

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2.           The Board of Directors and

•

are given with a power the right of substitution, either jointly or severally, to apply for the approval for these articles of association from the regulatory body and to make any necessary amendments and/or additions in the form of notarial deed if the issuance of approval depends on such amendments and/or additions, to appear, if necessary, to provide explanations, to make and cause to be made and sign any necessary deeds and documents and to take any actions deemed necessary and expedient for the fulfillment of the above-mentioned purpose.

IN WITNESS WHEREOF

This deed is made as minutes and executed in Jakarta, on the day and date first written above in the presence of Mr. Redjo Siswojo, Sarjana Hukum, and Mr. Syafruddin Abdul Razak, both being the employees of the NOTARY office, residing in Jakarta, as witnesses.

After I, the notary, read out this deed to the appearing persons and witnesses, the appearing persons, witnesses and I, the Notary, sign this deed.

This deed is executed with two additions.

The original of this deed is duly signed;

Issued as true copy.
Notary in Jakarta
GDP KERTAYASA, S.H.

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This deed is included in Decree of the Minister of Justice of the Republic of Indonesia Number C2-10962.HT.01.04.TH.89, dated December 2, 1989.

Acknowledged by:
Director General of Law and Legislation
on his/her behalf
Director for Civil Affairs
AGUSTIAR ANWAR, S.H.
NIP: 040009319

This deed was recorded in the general register kept at Registrar Office of Semarang District Court on this day, December 11, 1989 under number 418/1989/II.

Chief Registrar
HADI SOEROSO, SH
NIP. 130178054

Charge	Rp. 250.-
Legalization	Rp.2,600.-
Total	Rp.2,850.-

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AMENDMENTS

Number 133

On this day, Saturday, the eighteenth day of November one thousand nine hundred eighty nine (18-11-1989),

Personally appeared before me, Gde Kertayasa, Sarjana Hukum, a notary practicing in Jakarta, in the presence of witnesses known to me, the notary, whose names are last written below:

Mr. Johannes Hadi Krisnadharma, a private person, residing at Jalan Aipda K.S. Tubun II Number 21, Central Jakarta, who claims that he in this matter is acting under power conferred by extraordinary general meeting of shareholders held on the second day of September one thousand nine hundred eighty nine (2-9-1989), as evidenced from the minutes attached to my deed number 75, dated the eleventh day of September one thousand nine hundred eighty nine (11-9-1989).

The appearing person is known to me, the notary.

The appearing person acting in his above-mentioned capacity first states:

That a merger between “P.T. Tunggal Eka Sakti”, a limited liability company having its seat in Surabaya, and “PT. Proteina Prima”, a limited liability company having its seat in Semarang, was made under deed number 75, dated the eleventh day of September one thousand nine hundred eighty nine (11-9-1989).

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That pursuant to Decrees Number 799/A.2/1989, dated the third day of October one thousand nine hundred eighty nine (3-10-1989), Number 789/III/PMDN/1989, dated the fourteenth day of October one thousand nine hundred eighty nine (14-10-1989), and Number 873/A.2/1989, dated the second day of November one thousand nine hundred eighty nine (2-11-1989), the Investment Coordinating Board has approved the following:

a.	Merger between P.T. Tunggal Eka Sakti and PT. Proteina Prima;

b.	Change of the Company’s authorized capital after merger to Rp.2,250,000,000.- (two billion two hundred fifty million Rupiah);

c.	Change of the Company’s name after merger to “P.T. Central Proteinaprima”,

Now, therefore, in consideration of the foregoing, the appearing person hereby make the following amendments to the Company’s articles of association as set forth in the Deed Number 75 dated the eleventh day of September one thousand nine hundred eighty nine (11-9-1989):

I.           Amendment to the Meeting’s Resolution in point III of the Deed Number 75 dated the eleventh day of September one thousand nine hundred eighty nine (11-9-1989), to read as follows:

32

III.           It is resolved to increase the Company’s authorized capital to Rp.2,250,000,000.- (two billion two hundred fifty million Rupiah) divided into 2,250,000 (two million two hundred fifty thousand) shares, each share having par value of Rp.1,000.- (one thousand Rupiah).

II.           Amendment to Article 3 to read as follows:

The company shall be incorporated and start to exist on the twenty first day of May one thousand nine hundred eighty one (21-5-1981), and shall continue to exist for 75 (seventy five) years, subject to provisions of Articles 47 and 51 of Indonesian Commercial Code.

III.           Amendment to Articles 4.1 and 4.2 to read as follows:

1.           The authorized capital of the Company shall be in the amount of Rp.2,250,000,000.- (two billion two hundred fifty million Rupiah) divided into 2,250,000 (two million two hundred fifty thousand) shares, each share having par value of Rp. 1,000.- (one thousand Rupiah).

2.           Shares out of the authorized capital have been issued to and subscribed and paid-in in cash by:

33

P.T. Surya Hidup Satwa holding 2,250,000 (two million two hundred fifty thousand) shares having total value of Rp.2,250,000,000.- (two billion two hundred fifty million Rupiah),

IV.           Article 9.4 is deleted so that Article 9.5 is renumbered to be Article 9.4.

V.           Amendment to Article 11.1 to read as follows:

1.           Director or, if there is a President Director, the President Director shall represent the Company within and outside the Court of Justice in respect of all matters and, in any event, shall be entitled to bind the Company to other parties or other parties to the Company and to take any act concerning either management or ownership but with the restriction that:

a.	to lend or borrow any money on behalf of the Company in amount that exceeds the amount specified by Board of Directors and Board of Commissioners;

b.	to purchase, sell, pledge or otherwise acquire or dispose of any immovable asset or company;

c.	to cause the Company to be a guarantor;

d.	to pledge any of the Company’s movable assets;

e.	to open a bank account,

34

shall require an approval or countersignature from the President Commissioner or, if the President Commissioner is not available, from at least one commissioner.

VI.           Amendment to Article 13.1 to read as follows:

1.           The fiscal year of the company shall commence on and from the 1st (first) day of January and end on the 31st (thirty-first) day of December, after which the Company’s books shall be closed.

VII.           Amendment to Article 14.1 to read as follows:

1.           A General Meeting of Shareholders shall be convened annually at the latest on June.

VIII.           Amendment to Article 24.1 to read as follows:

1.           The management structure of the Company shall be as follows:

President Director	:	Mr. Franciscus Affandy, private person, residing at Jalan Dharma Husada Indah Barat V/AA23, Surabaya.
Director	:	Mr. Uffanggani Buntoro, private person, residing at Jalan Selomas Raya Number 34, Semarang.

35

Director	:	Mr. Johannes Hadi Krisnadharma, a private person, residing at Jalan Aipda K.S. Tubun II C/21, Central Jakarta.
President Commissioner	:	Mr. Sumet Syahdiman, businessman, residing at Jalan Pasir Putih V Number 7, North Jakarta.
Commissioner	:	Mr. Eddy Susanto Zaoputra, businessman, residing at Jalan Taman Kebon Jeruk Blok Fl Number 9, West Jakarta.
Commissioner	:	Mr. Yusry Surjadi, a private person, residing at Jalan Kemanggisan Utama II/19, West Jakarta.

IN WITNESS WHEREOF

This deed is made as minutes and executed in Jakarta, on the day and date first written above in the presence of Mr. Redjo Siswojo, Sarjana Hukum, and Mr. Syafruddin Abdul Razak, both being the employees of the NOTARY office, residing in Jakarta, as witnesses.

36

After I, the notary, read out this deed to the appearing person and witnesses, the appearing person, witnesses and I, the Notary, sign this deed.

This deed is executed without any changes.

The original of this deed is duly signed;

Issued as true copy.
Notary in Jakarta
GDE KERTAYASA, S.H.

37

This deed is included in Decree of the Minister of Justice of the Republic of Indonesia Number C2-10962.HT.01.04.TH.89, dated December 2, 1989.

Acknowledged by:
Director General of Law and Legislation
on his/her behalf
Director for Civil Affairs
AGUSTIAR ANWAR, S.H.
NIP: 040009319

This deed was recorded in the general register kept at Registrar Office of Semarang District Court on this day, December 11, 1989 under number 418A/1989/II.

Chief Registrar
HADI SOEROSO, SH
NIP. 130178054

Charge	Rp.250.-
Legalization	Rp. 600.-
Total	Rp. 850.-

38

DECREE OF THE MINISTER OF JUSTICE OF THE REPUBLIC OF INDONESIA

Number:  C2-10962.HT.01.01-TH.89

MINISTER OF JUSTICE OF THE REPUBLIC OF INDONESIA

Reading

I.	Letter of Application Number 123/NK/1989, dated September 13, 1989 from Notary Gde Kertayasa, S.H., in this case as the proxy of the following limited liability company;

II.	Investment Coordinating Board’s Letter of Merger Approval Number 789/III/PMDN/1989, dated October 14, 1989.

Considering that nothing in the deed of amendments is in violation of the requirements to obtain approval for amendments to articles of association, the Minister has no objection to granting approval for the incorporation of said limited liability company.

Recognizing Decree of Minister of Justice of the Republic of Indonesia Number C2-6304.HT.01.04.TH.85, dated October 5, 1985.

DECIDED

First	:
to grant approval for the amendments to all articles of association of “PT. Central Proteinaprima”, a limited liability company having its seat in Semarang, as set forth in the Deed No. 75, dated September 11, 1989 passed before Notary Gde Kertayasa, S.H., practicing in Jakarta, as amended by Deed number 133, dated November 18, 1989, passed before the same notary.

39

Second	:	This decree is issued to the applicant for follow-up.

Issued in Jakarta

On December 2, 1989

p.p. Minister of Justice of the Republic of Indonesia

Director General of Law and Legislation

on his/her behalf

Director for Civil Affairs

AGUSTIAR ANWAR, S.H.
NIP:  040009319

This deed was recorded in the general register kept at Registrar Office of Semarang District Court on this day, December 11, 1989 under number 418/1989/II.

Chief Registrar
HADI SOEROSO, SH
NIP. 130178054

Charge	Rp. 250.-
Legalization	Rp. 100.-
Total	Rp. 350.-

40

DEED
AMENDMENT TO ARTICLES OF ASSOCIATION “PT CENTRAL PROTEINAPRIMA TBK” Domiciled in Central Jakarta
NOTARY PUBLIC YULIA, S.H.
Decree of the Minister of Law and Human Rights of the Republic of Indonesia No. C-27.HT.03.02-Th.2005, dated December 30, 2005
Puri Imperium Office Plaza LG-12 Jl. Kuningan Madya Kav. 5-6 (Jl. HR Rasuna Said) South Jakarta 12980 Phone 83784141-70710005 Fax 8305223
Capital Market Supporting Profession STTD No. 266/PM/STTD-N/2000, dated October 16, 2000
Number	:	20.-
Date	:	December 9, 2008.-

AMENDMENT TO ARTICLES OF ASSOCIATION

Number:  20

-On this day, Tuesday, the ninth day of December two thousand and eight, at 09.00 WIB (nine Western Indonesia Time).

-Appeared before me, YULIA, Sarjana Hukum, notary practicing in Jakarta, in the presence of witnesses who are known to me, the notary, and whose names will be mentioned in the end of this deed.

-Mister ERWIN SUTANTO, born in Jakarta on the fourteenth day of April one thousand nine hundred seventy five (14-4-1975), private person, domiciled at Jalan Sawo Nomor 24, Rukun Tetangga 004, Rukun Warga 002, Kelurahan Gondangdia, Kecamatan Menteng, Jakarta Pusat, Jakarta, holder of Identity Card (KTP) Number 09.5002.140475.0426, Indonesian Citizen;

-according to his statement in this case acting in his capacity as President Director and by virtue of power granted to him by extraordinary general meeting of shareholders of limited liability company “PT CENTRAL PROTEINAPRIMA Tbk”, domiciled Central Jakarta, whose articles of association have been amended several times and with last amendment having been approved by Minister of Law and Human Rights of the Republic of Indonesia with his Decision dated the eleventh September two thousand and eight (11-08-2008) number AHU-61538.AH.01.02.TH.20008, hereinafter referred to as the “Company”.

-The appearer is known by me, the notary.

-The appearer always acting in his abovementioned capacity first declared as follows:

-that on the twenty eight day of November two thousand and eight (28-10-2008), an extraordinary general meeting of shareholders of the Company has been held and expressed in Minutes of Meeting dated the twenty eight day of November two thousand and eight (28-10-2008) number 62, the original of which s made by me, the notary (hereinafter referred to as the “Meeting”).

-that the meeting was attended by shareholders representing 19,329,158,964 (nineteen billion three hundred twenty nine million one hundred fifty eight thousand nine hundred sixty four) shares or 86.40% (eighty six point forty percent) of 22,372,106,584 (twenty two billion three hundred seventy three million one hundred six thousand five hundred eighty four) shares, all the shares that have been issued by the Company until the day of the Meeting, and therefore the quorum as required in Article 88 of Law Number 40 of 2007 (two thousand and seven) on Limited Liability Company has been met, thus the Meeting can discuss and adopt resolutions that are valid and binding to the Company.

-In relation with the above explanation, the appearer acting in his abovementioned capacity based on power granted to him by the extraordinary general meeting of shareholders of the Company explained as follows:

A.
To approve amendment to Articles of Association for the purpose of increase in issued and paid-in capital in relation with implementation of Limited Public Offering I of the Company from Rp 2,237,210,658,400 (two trillion two hundred thirty seven billion two hundred ten million six hundred fifty eight thousand four hundred rupiah) to Rp 3,994,030,338,400 (three trillion nine hundred ninety four billion thirty million three hundred thirty eight thousand four hundred rupiah), thus thereafter Article 4 and Article 21 of the Company’s articles of association will read as follows:

CAPITAL

Article 4

1.
The Authorized Capital of the Company shall be Rp 8,000,000,000,000 (eight trillion rupiah), divided into 80,000,000,000 eighty billion) shares, each having nominal value of Rp 100 (one hundred rupiah).

2.
Out of the Company’s authorized capital, 49.92% (forty nine point ninety two percent) or as many as 39,940,030,384 (thirty nine billion nine hundred forty million thirty thousand three hundred eighty four) shares or Rp 3,994,030,338,400 (three trillion nine hundred ninety four billion thirty million three hundred thirty eight thousand four hundred rupiah) have been issued and fully paid in by shareholders who subscribed for the shares with the following details:

a.
as much as Rp 1,831,839,283,400 (one trillion eight hundred thirty one billion eight hundred thirty nine million two hundred eighty three thousand four hundred rupiah) has been fully paid in cash, as stated in deed number 59, dated the ninth day of November two thousand and seven (9-10-2007), made before me, the notary, and has obtained letter of receipt of notification of amendment to articles of association from Minister of Law and Human Rights of the Republic of Indonesia with his letter dated the eighteenth day of December two thousand and seven (18-12-2007) number C-UM.HT.01.19.6404;

b.
as much as Rp 2,932,925,000 (two billion nine hundred thirty two million nine hundred twenty five thousand rupiah) that has been paid in by the Company through conversion of warrant issued by the public, as stated in Register of Shareholders and expressed in deed dated the ninth day of January two thousand and eight (9-1-2008), the original of which is made before me, the notary, and has obtained letter of receipt of notification of amendment to articles of association from Minister of Law and Human Rights of the Republic of Indonesia with his letter dated the twenty ninth day of February two thousand and eight (29-2-2008) number AHU-AH.01.10-4917;

c.
as much as Rp 31,498,175,000 (thirty one billion four hundred ninety eight million one hundred seventy five thousand rupiah) that has been paid in by the Company through conversion of warrant issued by the public, as stated in Register of Shareholders and expressed in deed dated the eighth day of April two thousand and eight (8-4-2008) number 28, the original of which is made before me, the notary, and has obtained letter of receipt of notification of amendment to articles of association from Minister of Law and Human Rights of the Republic of Indonesia with his letter dated the twenty fifth day of April two thousand and eight (25-4-2008) number AHU-AH.01.10-9763;

d.
as much as Rp 160,121,195,100 (one hundred sixty billion one hundred twenty one million one hundred ninety five thousand one hundred rupiah) that has been paid in by the Company through conversion of warrant issued by the public, as stated in Register of Shareholders and expressed in deed dated the thirtieth day of April two thousand and eight (30-4-2008) number 88, the original of which is made before me, the notary, and has obtained letter of receipt of notification of amendment to articles of association from Minister of Law and Human Rights of the Republic of Indonesia with his letter dated the fifteenth day of May two thousand and eight (15-5-2008) number AHU-AH.01.10-11976;

e.
as much as Rp 31,411,650,000 (thirty one billion four hundred eleven million six hundred fifty thousand rupiah) that has been paid in by the Company through conversion of warrant issued by the public, as stated in Register of Shareholders and expressed in deed dated the thirteenth day of June two thousand and eight (13-6-2008), the original of which is made before me, the notary, and has obtained letter of receipt of notification of amendment to articles of association from Minister of Law and Human Rights of the Republic of Indonesia with his letter dated the twenty seventh day of June two thousand and eight (27-6-2008) number AHU-AH. 01.10-16315;

f.
as much as Rp 367,625,000 (three hundred sixty seven million six hundred twenty five thousand rupiah) that has been paid in by the Company through conversion of warrant issued by the public, as stated in Register of Shareholders and expressed in deed dated the twelfth day of August two thousand and eight (12-8-2008) number 59, the original of which is made before me, the notary, and has obtained letter of receipt of notification of amendment to articles of association from Minister of Law and Human Rights of the Republic of Indonesia with his letter dated the twentieth day of August two thousand and eight (20-8-2008) number AHU-AH.01.10-20169;

g
as much as Rp 178,845,404,909 (one hundred seventy eight billion eight hundred forty five million four hundred four thousand nine hundred nine rupiah) that has been paid in by the Company through conversion of warrant issued by the public, as stated in Register of Shareholders and expressed in deed dated the ninth day of September two thousand and eight (9-9-2008) number 31, the original of which is made before me, the notary, and has obtained letter of receipt of notification of amendment to articles of association from Minister of Law and Human Rights of the Republic of Indonesia with his letter dated the sixteenth day of September two thousand and eight (16-9-2008) number AHU-AH.01.10-21648;

h.
as much as Rp 194,400,000 (one hundred ninety four million four hundred thousand rupiah) that has been paid in by the Company through conversion of warrant issued by the public, as stated in Register of Shareholders and expressed in deed dated the twenty second day of October two thousand and eight (22-10-2008) number 45, the original of which is made before me, the notary, and has obtained letter of receipt of notification of amendment to articles of association from Minister of Law and Human Rights of the Republic of Indonesia with his letter dated the twenty third day of October two thousand and eight (23-10-2008) number AHU-AH. 01.10-22720;

i.
as much as Rp 1,756,819,680,000 (one trillion seven hundred fifty six billion eight hundred nineteen million six hundred eighty thousand rupiah) that is issued by the Company for the purpose of Limited Public Offering I, expressed in deed dated the twenty eighth day of November two thousand and eight (28-11-2008) number 62, the original of which is made before me, the notary;

3.
The shares in the portfolio shall be issued by the company for capital purpose of the Company with the approval of General Meeting of Shareholders (hereinafter referred to as “RUPS”).  All shareholders whose names are registered in the Register of Shareholders shall have preemptive right to purchase the shares to be issued within 14 (fourteen) calendar days after the offer and each shareholder shall be entitled to purchase shares in proportion to their respective shareholding.  If after the offering there are still any shares left not subscribed, Board of Directors shall be at liberty to offer such remaining shares to third parties.

4.	Payment of shares by any means other than in cash, whether in the form of tangible or intangible assets, shall be subject o the following provisions:

a.	the object that will be used for payment of capital shall be announced to public at the time of invitation of RUPS regarding such payment;

b.
the object that will be used for payment of capital shall be assessed by Appraiser registered in Capital Market and Financial Institution Supervisory Agency (“Bapepam and LK”) and shall not be put as security in any manner whatsoever;

c.	the payment shall obtain approval from RUPS;

d.	in case that the object that will be used for payment of capital shall be is in the form of share listed in Stock Exchange, the value shall be determined based on fair market value; and

e.
in case that the payment originates from retained earnings, share premium, the Company’s net income, and/or own capital element, the share premium, the Company’s net income, and/or own capital element shall be stated in the latest Annual Financial Statement that has been audited by Accountant registered in Bapepam and LK with unqualified opinion;

5.	RUPS that adopts resolution to approve Public Offering shall resolve:

a.	maximum number of shares in portfolio that will be issued to the public;

b.
granting of power to Board of Commissioners to state the number of shares that have actually bee issued for the purpose of the Public Offering.  Quorum and RUPS resolution to approve issuance of shares in portfolio through Public Offering shall meet requirements in Article 11 of these Articles of Association.

6.
If the shares in portfolio will be issued by way of limited public offering, all shareholders whose names are registered in the Register of Shareholders on the date determined by or based on resolution of RUPS and subject to laws and regulations in the field of Capital Market in the Republic of Indonesia shall have preemptive right (“the Preemptive Right” or “HMETD”) to purchase the shares to be issued and each shareholder shall be entitled to purchase shares in proportion to their respective shareholding with cash payment within a period of time determined by or based on RUPS resolution that approves issuance of the new shares;

HMETD of shareholders can be transferred to other parties within a period as determined in the related capital market regulations;

Issuance of new shares through public offering shall be with prior approval from RUPS at the time and at the price as well as with requirements determined by Board of Directors in accordance with RUPS resolution, among others subject to stipulations of Articles of Association, laws and regulations applicable in the Republic of Indonesia including laws and regulations applicable in the field of capital market in the Republic of Indonesia;

If within the time determined in the above RUPS resolution, the shareholders or holders of HMETD do not perform their Right in accordance with the number of rights, by paying fully in cash the offered shares to the Company, then Board of Directors shall have freedom to issue the shares to the shareholders or holders of HMETD who intend to purchase the shares in bigger proportion than their respective HMETD, subject to stipulations of the Articles of Association and laws and regulations applicable in the field of capital market in Indonesia.

If after the allocation there are remaining shares left unsubscribed, the remaining shares will be issued by Board of Directors to the parties that have stated their willingness to subscribe for the remaining shares at the price and with requirements not less than those that have been determined in the RUPS resolution, among others subject to stipulations of Articles of Association and laws and regulations in the field of capital market in the Republic of Indonesia; Stipulations of paragraphs 4 paragraph (3) above shall be applicable mutatis mutandis in case the Company intends to issue Securities that can be exchanged with shares or Securities conferring the right to obtain shares, among others Convertible Bond, Warrant or other convertible Securities, among others subject to laws and regulations applicable in the field of capital market in Indonesia in the Republic of Indonesia.

7.
For implementation of issuance of shares that are still in portfolio to holders of Convertible Bond, Warrant or other convertible Securities, Board of Directors of the Company shall have the authority to issue the shares without giving preemptive right to the existing shareholders, among others subject to stipulations contained in Articles of Association of the Company and the applicable laws and regulations in the field of capital market in the Republic of Indonesia; Board of Directors shall also have the authority to issue shares in portfolio, Convertible Bond, Warrant or other convertible Securities, without giving HMETD to the existing shareholders, including through private placement or public offering, provided that issuance of shares, Convertible Bond, Warrant or other convertible Securities must obtain prior approval from RUPS as well as subject to the applicable laws and regulations in the field of capital market in the Republic of Indonesia.

8.	The stipulations in paragraphs (3), (4), (5) and (6) of this Article shall apply mutatis mutandis in case that the authorized capital is increased and followed with further issuance of shares.

9.
Issuance of shares in portfolio for holders of convertible securities or securities that contain right to obtain shares can be done by Board of Directors based on previous RUPS of the Company that has approved issuance of the securities.

10.
Increase in paid-in capital shall be effective after payment for such capital is made, and the issued shares shall have the same rights as those with the same classification issued by the Company, without prejudice to the Company’s obligation to give notification thereof to Minister of Law and Human Right.

11.	Increase in the authorized capital that can cause issued and paid-in capital to be less than 25% (twenty five percent) of the authorized capital can be done as long as:

a.	approval has been obtained from RUPS to increase the authorized capital;

b.	it has been approved by Minister of Law and Human Right;

c.
increase in issued and paid-in capital to be at least 25% (twenty five percent) of the authorized capital shall be done at the latest within 6 (six) months after approval of Minister of Law and Human Right; as referred to in paragraph (11) letter b of this Article;

d.
in case that increase in paid-in capital as referred to in paragraph (11) letter c of this Article not fully fulfilled, the Company shall change again its articles of association so that the authorized capital and the paid-in capital meet the stipulation of Article 33 paragraph (1) and paragraph (2) of Law of Limited Liability Company, within 11 (eleven) months after the period referred to in paragraph (11) letter c of this Article is not fulfilled;

e.	Approval of RUPS as referred to in paragraph (11) letter c of this Article shall also include approval to amend the articles of association as referred to in paragraph (11) letter c of this Article.

12.
Amendment to Articles of Association for the purpose of increase in authorized capital shall become effective after payment of capital is made that causes the amount of the authorized capital to be at least 25% (twenty five) percent of the authorized capital and have the same rights as the other shares issued by the Company, without prejudice to the Company’s obligation to give notification thereof to Minister of Law and Human Right.

13.	Issuance of equity shares without giving preemptive right to shareholders can be done in case that issuance of shares:

a.	is intended for the Company’s employees;

b.	is intended for holders of bonds or other securities that can be converted into shares, issued with approval from RUPS;

c.	is done for the purpose of reorganization and/or restructuring that has been approved by RUPS; and/or

d.	is done in accordance with regulations in the field of Capital Market that allow increase in capital without HMETD.

CLOSING PROVISIONS

Article 21

-Out of the issued capital as referred to in Article 4 paragraph (2) 39,940,030,384 (thirty nine billion nine hundred forty million thirty thousand three hundred eighty four) shares or Rp 3,994,030,338,400 (three trillion nine hundred ninety four billion thirty million three hundred thirty eight thousand four hundred rupiah) have been subscribed and paid fully in cash through treasury of the Company by the following shareholders:

1.	CHARM EASY INTERNATIONAL LIMITED, as many as 2,004,207,226 (two billion four million two hundred seven thousand two hundred twenty six) shares or as much as	Rp 200,420,722,600
(two hundred billion four hundred twenty million seven hundred twenty two thousand six hundred rupiah);

2.	REGENT CENTRAL INTERNATIONAL LIMITED, as many as 1,753,608,019 (one billion seven hundred fifty three million six hundred eight thousand nineteen) shares or as much as	Rp 175,360,801,900
(one hundred seventy five billion three hundred sixty million eight hundred one thousand nine hundred rupiah);
3.	ICELAND INTERNATIONAL LIMITED, as many as 36,097,754 (thirty six million ninety seven thousand seven hundred fifty four) shares or as much as	Rp 3,609,775,400
(three billion six hundred nine million seven hundred seventy five thousand four hundred rupiah);

4.	SWT Co. Ltd., as many as 70,110,438 (seventy million one hundred ten thousand four hundred thirty eight) shares or as much as	Rp 7,011,043,800
(seven billion eleven million forty three thousand eight hundred rupiah);
5.	PT CENTRAL PERTIWI, as many as 110,896,074 (one hundred ten million eight hundred ninety six thousand seventy four) shares or as much as	Rp 11,089,607,400
(eleven billion eighty nine million six hundred seven thousand four hundred rupiah);
6.	PT SURYA HIDUP SATWA, as many as 9,302,791,456 (nine billion three hundred two million seven ninety one thousand four hundred fifty six) shares or as much as	Rp 930,279,145,600

(nine hundred thirty billion two hundred seventy nine million, one hundred forty five thousand six hundred rupiah) ;
7.
RED DRAGON GROUP Pte Ltd., as many as 2,666,621,250 (two billion six hundred sixty six million six hundred twenty one two hundred fifty) shares or as much as
(two hundred sixty six billion six hundred sixty two million one hundred twenty five thousand rupiah) ;
Rp 266,662,125,000
8.	THE PUBLIC, as many as 23,995,971,167 (twenty three billion nine hundred ninety five million nine hundred seventy one thousand one hundred sixty seven) shares or as much as	Rp 2,399,597,116,700

(two trillion three hundred ninety nine billion, five hundred ninety seven million one hundred sixteen seven rupiah);
-thus making a total of 39,940,303,384 (thirty nine billion nine hundred forty million three hundred three thousand three hundred eighty four) shares or a total value of	Rp 3,994,030,338,400
(three trillion nine hundred ninety four billion thirty million three hundred thirty eight thousand four hundred rupiah);

B.
To amend the entire articles of association of the Company to be adjusted with Regulation Number IX.J.1 of Attachment to Decision of Chairman of Capital Market and Financial Institution Supervisory Agency Number Kep-179/BL/2008 dated the fourteenth day of May two thousand and eight (14-5-2008) regarding Fundamentals of Articles of Association of the Company That Performs Public Offering of Equity Shares an Public Company, thus hereafter the entire articles of association of the Company shall be written and read as follows:

NAME AND DOMICILE

Article 1

1.	This Limited Liability Company shall bear the name PT CENTRAL PROTEINAPRIMA Tbk (hereinafter referred to as “Company”).

2.
The Company may open its branch and representative offices at other places outside and within the territory of the Republic of Indonesia as Board of Directors may determine with the consent of Board of Commissioners of the Company.

DURATION

Article 2

-The company shall be incorporated and exist for indefinite period of time commencing on the date on which these Articles of Association are approved by the regulatory body, subject to Law Number 25 of 2007 on Investment and the applicable laws and regulations.

PURPOSES AND OBJECTIVES AND BUSINESS ACTIVITIES

Article 3

1.	The purpose and objective of the Company shall be to run a business in the field of industry, animal husbandry and agriculture, trade as well as services.

2.	To achieve such purpose and objective, the Company may engage in business activities as follows:

a	to run businesses in the field of industry of animal feed namely feed for fish, shrimp, fowl including feed for quails, cows and pigs;

b.	to run businesses of animal husbandry including shrimp aquaculture, and to run businesses of fowl husbandry;

-	to sell feed product for cattles, fowls, shrimps and other products of farming either in territory of the Republic of Indonesia or abroad;

-	to run business of farming of livestock, fowls and shrimps;

c.	to run businesses in the field of agriculture, management service and services in general except legal service;

d.
to run businesses in the field of trade, including but not limited to local trade, import and export, wholesale trade, acting as supplier, distributor, wholesaler, commission house, representative or agent and wholesaler;

CAPITAL

Article 4

1.
The authorized capital of the Company shall be in the amount of Rp 8,000,000,000,000 (eight trillion rupiah) divided into 80,000,000,000 (eighty billion) shares each having nominal value of Rp 100 (one hundred rupiah).

2.
Out of the Company’s authorized capital, 49.92% (forty nine point ninety two percent) or as much as 39,940,030,384 (thirty nine billion nine hundred forty million thirty thousand three hundred eighty four) shares or Rp 3,994,030,338,400 (three trillion nine hundred ninety four billion thirty million three hundred thirty eight thousand four hundred rupiah) have been issued and fully paid in by shareholders who subscribed for the shares with the following details:

a.
as much as Rp 1,831,839,283,400 (one trillion eight hundred thirty one billion eight hundred thirty nine million two hundred eighty three thousand four hundred rupiah) has been fully paid in cash, as stated in deed number 59, dated the ninth day of November two thousand and seven (9-10-2007), made before me, the notary, and has obtained letter of receipt of notification of amendment to articles of association from Minister of Law and Human Rights of the Republic of Indonesia with his letter dated the eighteenth day of December two thousand and seven (18-12-2007) number C-UM.HT.01.19.6404;

b.
as much as Rp 2,932,925,000 (two billion nine hundred thirty two million nine hundred twenty five thousand rupiah) that has been paid in by the Company through conversion of warrant issued by the public, as stated in Register of Shareholders and expressed in deed dated the ninth day of January two thousand and eight (9-1-2008), the original of which is made before me, the notary, and has obtained letter of receipt of notification of amendment to articles of association from Minister of Law and Human Rights of the Republic of Indonesia with his letter dated the twenty ninth day of February two thousand and eight (29-2-2008) number AHU-AH.01.10-4917;

c.
as much as Rp 31,498,175,000 (thirty one billion four hundred ninety eight million one hundred seventy five thousand rupiah) that has been paid in by the Company through conversion of warrant issued by the public, as stated in Register of Shareholders and expressed in deed dated the eighth day of April two thousand and eight (8-4-2008) number 28, the original of which is made before me, the notary, and has obtained letter of receipt of notification of amendment to articles of association from Minister of Law and Human Rights of the Republic of Indonesia with his letter dated the twenty fifth day of April two thousand and eight (25-4-2008) number AHU-AH.01.10-9763;

d.
as much as Rp 160,121,195,100 (one hundred sixty billion one hundred twenty one million one hundred ninety five thousand one hundred rupiah) that has been paid in by the Company through conversion of warrant issued by the public, as stated in Register of Shareholders and expressed in deed dated the thirtieth day of April two thousand and eight (30-4-2008) number 88, the original of which is made before me, the notary, and has obtained letter of receipt of notification of amendment to articles of association from Minister of Law and Human Rights of the Republic of Indonesia with his letter dated the fifteenth day of May two thousand and eight (15-5-2008) number AHU-AH.01.10-11976;

e.
as much as Rp 31,411,650,000 (thirty one billion four hundred eleven million six hundred fifty thousand rupiah) that has been paid in by the Company through conversion of warrant issued by the public, as stated in Register of Shareholders and expressed in deed dated the thirteenth day of June two thousand and eight (13-6-2008), the original of which is made before me, the notary, and has obtained letter of receipt of notification of amendment to articles of association from Minister of Law and Human Rights of the Republic of Indonesia with his letter dated the twenty seventh day of June two thousand and eight (27-6-2008) number AHU-AH.01.10-16315;

f.
as much as Rp 367,625,000 (three hundred sixty seven million six hundred twenty five thousand rupiah) that has been paid in by the Company through conversion of warrant issued by the public, as stated in Register of Shareholders and expressed in deed dated the twelfth day of August two thousand and eight (12-8-2008) number 59, the original of which is made before me, the notary, and has obtained letter of receipt of notification of amendment to articles of association from Minister of Law and Human Rights of the Republic of Indonesia with his letter dated the twentieth day of August two thousand and eight (20-8-2008) number AHU-AH.01.10-20169;

g
as much as Rp 178,845,404,909 (one hundred seventy eight billion eight hundred forty five million four hundred four thousand nine hundred nine rupiah) that has been paid in by the Company through conversion of warrant issued by the public, as stated in Register of Shareholders and expressed in deed dated the ninth day of September two thousand and eight (9-9-2008) number 31, the original of which is made before me, the notary, and has obtained letter of receipt of notification of amendment to articles of association from Minister of Law and Human Rights of the Republic of Indonesia with his letter dated the sixteenth day of September two thousand and eight (16-9-2008) number AHU-AH.01.10-21648;

h.
as much as Rp 194,400,000 (one hundred ninety four million four hundred thousand rupiah) that has been paid in by the Company through conversion of warrant issued by the public, as stated in Register of Shareholders and expressed in deed dated the twenty second day of October two thousand and eight (22-10-2008) number 45, the original of which is made before me, the notary, and has obtained letter of receipt of notification of amendment to articles of association from Minister of Law and Human Rights of the Republic of Indonesia with his letter dated the twenty third day of October two thousand and eight (23-10-2008) number AHU-AH. 01.10-22720;

i.
as much as Rp 1,756,819,680,000 (one trillion seven hundred fifty six billion eight hundred nineteen million six hundred eighty thousand rupiah) that is issued by the Company for the purpose of Limited Public Offering I, expressed in deed dated the twenty eighth day of November two thousand and eight (28-11-2008) number 62, the original of which is made before me, the notary;

3.
The shares in the portfolio shall be issued by the company for capital purpose of the Company with the approval of General Meeting of Shareholders (hereinafter referred to as “RUPS”).  All shareholders whose names are registered in the Register of Shareholders shall have preemptive right to purchase the shares to be issued within 14 (fourteen) calendar days after the offer and each shareholder shall be entitled to purchase shares in proportion to their respective shareholding.  If after the offering there are still any shares left not subscribed, Board of Directors shall be at liberty to offer such remaining shares to third parties.

4.	Payment of shares by any means other than in cash, whether in the form of tangible or intangible assets, shall be subject o the following provisions:

a.	the object that will be used for payment of capital shall be announced to public at the time of invitation of RUPS regarding such payment;

b.
the object that will be used for payment of capital shall be assessed by Appraiser registered in Capital Market and Financial Institution Supervisory Agency (“Bapepam and LK”) and shall not be put as security in any manner whatsoever;

c.	the payment shall obtain approval from RUPS;

d.	in case that the object that will be used for payment of capital shall be is in the form of share listed in Stock Exchange, the value shall be determined based on fair market value; and

e.
in case that the payment originates from retained earnings, share premium, the Company’s net income, and/or own capital element, the share premium, the Company’s net income, and/or own capital element shall be stated in the latest Annual Financial Statement that has been audited by Accountant registered in Bapepam and LK with unqualified opinion;

5.	RUPS that adopts resolution to approve Public Offering shall resolve:

a.	maximum number of shares in portfolio that will be issued to the public;

b.
granting of power to Board of Commissioners to state the number of shares that have actually bee issued for the purpose of the Public Offering.  Quorum and RUPS resolution to approve issuance of shares in portfolio through Public Offering shall meet requirements in Article 11 of these Articles of Association.

6.
If the shares in portfolio will be issued by way of limited public offering, all shareholders whose names are registered in the Register of Shareholders on the date determined by or based on resolution of RUPS and subject to laws and regulations in the field of Capital Market in the Republic of Indonesia shall have preemptive right (“the Preemptive Right” or “HMETD”) to purchase the shares to be issued and each shareholder shall be entitled to purchase shares in proportion to their respective shareholding with cash payment within a period of time determined by or based on RUPS resolution that approves issuance of the new shares;

HMETD of shareholders can be transferred to other parties within a period as determined in the related capital market regulations;

Issuance of new shares through public offering shall be with prior approval from RUPS at the time and at the price as well as with requirements determined by Board of Directors in accordance with RUPS resolution, among others subject to stipulations of Articles of Association, laws and regulations applicable in the Republic of Indonesia including laws and regulations applicable in the field of capital market in the Republic of Indonesia;

If within the time determined in the above RUPS resolution, the shareholders or holders of HMETD do not perform their Right in accordance with the number of rights, by paying fully in cash the offered shares to the Company, then Board of Directors shall have freedom to issue the shares to the shareholders or holders of HMETD who intend to purchase the shares in bigger proportion than their respective HMETD, subject to stipulations of the Articles of Association and laws and regulations applicable in the field of capital market in Indonesia.

If after the allocation there are remaining shares left unsubscribed, the remaining shares will be issued by Board of Directors to the parties that have stated their willingness to subscribe for the remaining shares at the price and with requirements not less than those that have been determined in the RUPS resolution, among others subject to stipulations of Articles of Association and laws and regulations in the field of capital market in the Republic of Indonesia; Stipulations of paragraphs 4 paragraph (3) above shall be applicable mutatis mutandis in case the Company intends to issue Securities that can be exchanged with shares or Securities conferring the right to obtain shares, among others Convertible Bond, Warrant or other convertible Securities, among others subject to laws and regulations applicable in the field of capital market in Indonesia in the Republic of Indonesia.

7.
For implementation of issuance of shares that are still in portfolio to holders of Convertible Bond, Warrant or other convertible Securities, Board of Directors of the Company shall have the authority to issue the shares without giving preemptive right to the existing shareholders, among others subject to stipulations contained in Articles of Association of the Company and the applicable laws and regulations in the field of capital market in the Republic of Indonesia; Board of Directors shall also have the authority to issue shares in portfolio, Convertible Bond, Warrant or other convertible Securities, without giving HMETD to the existing shareholders, including through private placement or public offering, provided that issuance of shares, Convertible Bond, Warrant or other convertible Securities must obtain prior approval from RUPS as well as subject to the applicable laws and regulations in the field of capital market in the Republic of Indonesia.

8.	The stipulations in paragraphs (3), (4), (5) and (6) of this Article shall apply mutatis mutandis in case that the authorized capital is increased and followed with further issuance of shares.

9.
Issuance of shares in portfolio for holders of convertible securities or securities that contain right to obtain shares can be done by Board of Directors based on previous RUPS of the Company that has approved issuance of the securities.

10.
Increase in paid-in capital shall be effective after payment for such capital is made, and the issued shares shall have the same rights as those with the same classification issued by the Company, without prejudice to the Company’s obligation to give notification thereof to Minister of Law and Human Right.

11.	Increase in the authorized capital that can cause issued and paid-in capital to be less than 25% (twenty five percent) of the authorized capital can be done as long as:

a.	approval has been obtained from RUPS to increase the authorized capital;

b.	it has been approved by Minister of Law and Human Right;

c.
increase in issued and paid-in capital to be at least 25% (twenty five percent) of the authorized capital shall be done at the latest within 6 (six) months after approval of Minister of Law and Human Right; as referred to in paragraph (11) letter b of this Article;

d.
in case that increase in paid-in capital as referred to in paragraph (11) letter c of this Article not fully fulfilled, the Company shall change again its articles of association so that the authorized capital and the paid-in capital meet the stipulation of Article 33 paragraph (1) and paragraph (2) of Law of Limited Liability Company, within 11 (eleven) months after the period referred to in paragraph (11) letter c of this Article is not fulfilled;

e.	Approval of RUPS as referred to in paragraph (11) letter a of this Article shall also include approval to amend the articles of association as referred to in paragraph (11) letter d of this Article.

12.
Amendment to Articles of Association for the purpose of increase in authorized capital shall become effective after payment of capital is made that causes the amount of the authorized capital to be at least 25% (twenty five) percent of the authorized capital and have the same rights as the other shares issued by the Company, without prejudice to the Company’s obligation to give notification thereof to Minister of Law and Human Right.

13.	Issuance of equity shares without giving preemptive right to shareholders can be done in case that issuance of shares:

a.	is intended for the Company’s employees;

b.	is intended for holders of bonds or other securities that can be converted into shares, issued with approval from RUPS;

c.	is done for the purpose of reorganization and/or restructuring that has been approved by RUPS; and/or

d.	is done in accordance with regulations in the field of Capital Market that allow increase in capital without HMETD.

SHARES

Article 5

1.	All shares issued by the Company shall be registered shares and each of the shares shall be issued to the holder thereof whose name is recorded in the Register of Shareholders.

2.	The Company can issue shares with nominal value or without nominal value.

3.	Issuance of shares without nominal value shall be done in accordance with the applicable laws and regulations in the field of capital market.

4.
The company shall only acknowledge a person or a Legal Entity as the owner and holder of one share.  In the event., for any reasons whatsoever, the shares are collectively held by more than a person, such collective shareholders shall appoint a person among them or another person to be their legal proxy and only such appointed and authorized person may exercise the legal rights in shares.

5.	To the extent provisions above have not been satisfied, shareholders shall not be entitled to vote at any RUPS and the payment of dividends shall be deferred.

6.
In case that the Company is not included in Collective Custody with Settlement and Custodian Institution, the Company shall give evidence of shareholding in the form of share certificate or collective share certificate to its shareholders

7.	If a share certificate is issued, each share shall be given one share certificate.

8.	The Company shall have at least 2 (two) shareholders.

9.	A collective share certificate may be issued as evidence of ownership of two (2) or more shares by a shareholder.

10.	At least the following items shall be recorded on each share certificate:

a.	name and address of the shareholder;

b.	share certificate Number;

c.	par value of the share

d.	date of issuance of the share certificate;

11.	On a collective share certificate, at least the following items shall be recorded:

a.	name and address of the shareholder;

b.	collective share certificate Number;

c.	share certificate number and quantity of shares;

d.	par value of share;

e.	date of issuance of the collective share certificate;

12.
Share certificates and/or collective share certificates shall be printed in accordance with the applicable laws and regulations in the field of capital market in the Republic of Indonesia and signed by President Director and a member of Board of Commissioners appointed by Meeting of Board of Commissioners, or such signature printed directly on the relevant share certificates and/or collective share certificates.

13.
For shares included in Collective Custody with Settlement and Custodian Institution or a Custodian Bank, the Company shall issue a certificate or written confirmation to such Settlement and Custodian Institution or Custodian Bank signed by President Director or a member of Board of Commissioners appointed by Meeting of Board of Directors together with a member of Board of Commissioners appointed by Meeting of Board of Commissioners or such signatures printed directly on the written confirmation.

14.	Written confirmation issued by the Company for shares included in Collective Custody shall at least contain:

a.	name and address of Settlement and Custodian Institution or Custodian Bank that conducts the relevant Collective Custody;

b.	date of issuance of certificate or written confirmation;

c.	number of shares included in such certificate or written confirmation;

d.	total nominal value of shares included in such certificate or written confirmation;

e.	stipulation that each share in the Collective Custody with the same classification is equal and can be exchanged with each other;

f.	requirements determined by Board of Directors for change of such certificate or written confirmation

15.	Every shareholder based on law shall comply with articles of association of the Company and with all resolutions adopted legally in RUPS as well as the applicable laws and regulations.

16.
Shares of the Company that are listed at Indonesian Stock Exchange shall be subject to laws and regulations applicable in the field of capital market and Law of Limited Liability Company in the Republic of Indonesia.

17.
All shares issued by the Company can be put as guarantee subject to stipulations of laws and regulations regarding granting of share guarantee, the applicable laws and regulations in the field of capital market in the Republic of Indonesia and Law of Limited Liability Company.

DUPLICATE OF SHARE CERTIFICATE

Article 6

1.	If a share certificate is damaged, the certificate may be replaced only if:

a.	the person submitting written request for the replacement of share certificate is the legal owner of the damaged certificate; and

b.	the Company has received the damaged share certificate.

2.	The Company shall destroy the damaged original share certificate after giving the replacement share certificate bearing the same number as the original share certificate.

3.	If a share certificate is lost, the certificate may be replaced only if:

a.	the person submitting written request for the replacement of share certificate is the legal owner of the lost certificate;

b.	the Company has obtained reporting document from the Police of the Republic of Indonesia regarding the loss of the share certificate;

c.	the person submitting written request for the replacement of share certificate provides such indemnity as deemed sufficient by the Company’s Board of Directors; and

d.
plan of issuance of replacement share certificate has been announced in Stock Exchange on which the Company’s shares are listed at the latest within 14 (fourteen) calendar days before issuance of the replacement share certificate.

4.	The provisions in paragraphs (1), (2) and (3) of this Article shall apply mutatis mutandis applicable to the issuance of duplicate collective share certificate;

-After the duplicate share certificate is issued, share certificate stated to be lost shall no longer be valid to the Company.

5.	All costs and expenses arising out of or in connection with the issuance of duplicate certificate of shares shall be borne by the relevant shareholders.

6.
The issuance of duplicate certificate of lost share certificate that is registered with Stock Exchange in the Republic of Indonesia shall be subject to the applicable laws and regulations in the field of capital market and regulations of Stock Exchange in the Republic of Indonesia at which the shares of the Company are recorded in accordance with regulations of Stock Exchange in the Republic of Indonesia at which the shares of the Company are recorded.

7.	Stipulations as referred to in paragraph (1) until paragraph (6) of this Article shall apply mutatis mutandis to issuance of duplicate collective share certificate.

COLLECTIVE CUSTODY

Article 7

1.
The Company’s shares in Collective Custody with Settlement and Custodian Institution shall be recorded in the Company’s Register of Shareholders in the name of Settlement and Custodian Institution for the benefit of the holder of account with Settlement and Custodian Institution.

2.
Shares in Collective Custody with Custodian Bank or Security Company that are recorded in the security account with Settlement and Custodian Institution shall be registered in the name of the said Custodian Bank or Security Company for the benefit of the holder of account with the said Custodian Bank or Security Company.

3.
In case that shares in Collective Custody with Custodian Bank are part of the portfolio of mutual funds in the form of collective investment contract and are not included in the Collective Custody with Settlement and Custodian Institution, the Company shall record such shares in the Register of Shareholders in the name of Custodian Bank for the benefit of the owner of participation unit of Mutual Funds in the form of collective investment contract.

4.
The Company shall be obliged to issue Confirmation to Settlement and Custodian Institution as referred to in paragraph 1 of this Article or Custodian Bank as referred to in paragraph 3 of this Article as evidence of registration in the Company’s Register of Shareholders.

5.
The Company shall be obliged to cause the shares in Collective Custody registered in the name of Settlement and Custodian Institution or Custodian Bank for Mutual Funds in the form of collective investment contract in the Company’s register of shareholders to be transferred to the name of the person appointed by the said Settlement and Custodian Institution or Custodian Bank.

-Request for the transfer shall be submitted by Settlement and Custodian Institution or Custodian bank to the Company or Security Administration Agency appointed by the Company.

6.
The Settlement and Custodian Institution, Custodian Bank or the Security Company shall be obliged to issue written confirmation to the account holder which is the beneficiary owner of shares in the Company as evidence of registration in the security account.

7.	In Collective Custody, Company shares of the same classification are equal and may be exchangeable.

8.
The company shall be obliged to refuse the registration of shares in Collective Custody if the share certificates are lost or destroyed, unless the person requesting the transfer can provide sufficient evidence and guarantee that it is the legal shareholder or that the share certificate is actually lost or destroyed.

9.
The Company shall be obliged to refuse the registration of shares in Collective Custody if the shares are pledged, subject to attachment by virtue of a court decision or confiscated for criminal case investigation or trial purpose.

10.
A holder of security account whose shares are registered in Collective Custody with Settlement and Custodian Institution, Custodian Bank or Security Company shall have the right to cast votes at RUPS in accordance with the quantity of shares it holds in the said account.

11.
The Investment Manager shall have the right to attend and cast votes at RUPS by virtue of the Company shares included in the Collective Custody with Custodian Bank, which constitute part of portfolio of Mutual Funds in the form of Collective Investment Contract and not included in the Collective Custody with Settlement and Custodian Institution provided that the Custodian Bank shall submit names of the Investment Managers no later than 1 (one) business day prior to the date of issuance of invitation to the RUPS.

12.
Custodian Bank or Security Company shall be obliged to submit a Register of security accounts and the information on the quantity of shares in the Company held by each holder of security account with the Custodian Bank or Security Company, to the Settlement and Custodian Institution, which thereafter shall submit it to the Company no later than 1 (one) business day prior to the date of issuance of invitation to the RUPS.

13.
The Investment Manager shall have the right to attend and cast votes at RUPS by virtue of the Company shares included in the Collective Custody with Custodian Bank, which constitute part of portfolio of Mutual Funds in the form of Collective Investment Contract and not included in the Collective Custody with Settlement and Custodian Institution provided that the Custodian Bank shall submit names of the Investment Managers no later than 1 (one) business day prior to the date of issuance of invitation to the RUPS.

14.
The Company shall be obliged to deliver dividends, bonus shares or other entitlements to the Settlement and Custodian Institution in respect of shares in the Settlement and Custodian Institution and, thereafter, the Settlement and Custodian Institution shall deliver the dividends, bonus shares or other entitlements to each holder of account with the Custodian Bank and/or Security Company.

15.
The Company shall be obliged to deliver dividends, bonus shares or other entitlements to the Custodian Bank in respect of company shares included in the collective custody with Custodian Bank that constitute part of portfolio of mutual fund in the form of collective investment contract and not included in the Collective Custody with Settlement and Custodian Institution.

16.
The time limit for the determination of security account holder that is entitled to receive dividends, bonus shares or other entitlements in respect of shares kept in Collective Custody shall be fixed by a General Meeting of Shareholders provided that the Custodian Bank or Security Company shall be obliged to submit the register of security account holders and the information on quantity of shares in the Company held by each security account holder to the Settlement and Custodian Institution for further submission to the Company no later than 1 (one) business day after the date that is used as the basis for the determination of shareholders that are entitled to receive dividends, bonus shares or other entitlements.

TRANSFER OF RIGHT ON SHARES

Article 8

1.
In case of change in ownership of a share, the initial owner that has been registered in the Company’s Register of Shareholders shall still be considered as the owner until the name of the new shareholder is entered into the Register of Shareholders, among others subject to the applicable laws and regulations and stipulations of Stock Exchange at which the Company’s shares are listed.

2.
A transfer of shares shall be made by virtue of a document of transfer of shares, signed by the transferor and the transferee or their legal proxies or other documents that adequately evidence the transfer of right according to opinion of Board of Directors without prejudice to stipulations of these Articles of Association.

3.
Deed of transfer of shares of others documents of transfer as referred to in paragraph 2 shall be in the form as determine by and/or acceptable to Board of Directors and its copy shall be submitted to the Company, provided that such document of transfer of shares listed in the Stock Exchange on which the Company’s shares are listed at that time shall meet laws and regulations applicable in the field of capital market in Indonesia and stipulations of stock exchange on which the Company’s shares are listed

4.
Transfer of right on shares that are registered in an account in Collective Custody shall be made by means inter-account transfer from a security account to another security account with Settlement and Custodian Institution, Custodian Bank and Security Company.

5.	Transfer of right on shares shall be allowed only if all stipulations in the Articles of Association have been met.

6.	Transfer of share shall be recorded wither in Register of Shareholders or in the relevant share certificate of collective share certificate;

-The record shall be signed by Board of Directors or by Security Administration Bureau appointed by Board of Directors.

7.
Board of Directors at its sole discretion and by providing the reasons therefore, may refuse to enter a transfer of rights on shares in the Register of Shares by if the method of transfer specified by Board of Directors is not complied with or if any of the share transfer requirements is not satisfied.

8.
In case that Board of Directors refuses to record in the Register of Shareholders a transfer of right on share, Board of Directors shall be obliged to send refusal notice to the transferor no later than 30 (thirty) days after the date of receipt by Board of Directors of the application for transfer registration, on condition that laws and regulations on capital market in Indonesia shall be complied with regard to transfer of shares listed on Stock Exchange subject to the applicable laws and regulations in Indonesia.

9.
Register of Shareholders shall be closed on the last working days of Indonesian Stock Exchange before advertisement of notice of RUPS, to determine name of shareholders that have the right to be present in the meeting.

10.
Any person acquiring right on shares as a consequence of death of a shareholder or due to any other reasons resulting in the passing of ownership of a share by law may, by providing such evidence as may be required by Board of Directors from time to time, submit a written request to Board of Directors asking that his name be recorded in the relevant register as a shareholder, without prejudice to stipulations in these Articles of Association as well as the applicable laws and regulations in the field of capital market in Indonesia.

11.
All limitations, prohibitions and stipulation in the Articles of Association that provide for the right to transfer right on shares and registration of transfer of right on shares shall be applicable to every transfer of right on shares according to paragraph 10 of this Article.

GENERAL MEETING OF SHAREHOLDERS

Article 9

1.	RUPS shall consist of:

a.	Annual RUPS;

b.	other RUPS, which in theses Articles of Association also called Extraordinary RIPS.

2.	Unless otherwise expressly provided, the term RUPS in these Articles of Association shall mean both the Annual RUPS and any Extraordinary RUPS.

3.	In Annual RUPS:

a.	Board of Directors shall submit annual report to be approved by RUPS;

b.	Board of Directors shall submit annual report on condition and organization of the Company to be approved by RUPS;

c.
Board of Directors shall submit proposal of the use of the earnings of the Company from the fiscal year that has just ended and earnings that are not yet distributed from the past fiscal years to be approved by RUPS;

d.	Board of Directors shall submit to RUPS appointment of public accountant registered with Capital Market and Financial Institution Supervisory Agency;

e.	if necessary, members of Board of Directors and members of Board of Commissioners are appointed;

f.	Board of Directors can propose other matters for the interest of the Company in accordance with stipulations of theses Articles of Association.

4.
Approval of the annual report and financial statement by the Annual RUPS shall constitute a full release and discharge of the members of Board of Directors and Board of Commissioners of their management and supervision responsibilities performed during the past fiscal year to the extent that such actions are reflected in the Annual report and Financial Statement.

5.
An Extraordinary General Meeting of Shareholders may be held at any time as may be required to discuss and resolves the agenda of meeting, subject to stipulations of the applicable laws and regulations of Articles of Association.

6.	All proceedings and resolutions adopted at RUPS shall be recorded in Minutes of Meeting.

The Minutes of Meeting concerned shall serve as valid evidence, both for holders of all shares and for any third parties, of the resolutions and proceedings of the RUPS.

VENUE, INVITATION AND CHAIRPERSON OF RUPS

Article 10

1.	RUPS can be convened AT:

a.	the Company’s domicile;

b.	the place in which the Company carries out its business activities; or

c.	at the Stock Exchange on which the shares of the Company are listed.

RUPS as referred to in points a, b and c shall be convened within the territory of the Republic of Indonesia.

2.
At the latest 14 (fourteen) days before the giving of RUPS notice, the party who has the right to give the notice shall announce to the shareholders that RUPS invitation will be given by way of advertisement at least in 2 (two) daily newspaper in Bahasa Indonesia, one with nationwide circulation and the other published in the domicile of the Company as determined by Board of Directors.

3.
Notice of RUPS shall be held no later than 14 (fourteen) calendar days before it is held and shall be advertised in at least 2 (two) Indonesian daily newspapers with nationwide circulation and at the registered domicile of the company as Board of Directors may determine.

4.
Notice of General Meeting of Shareholder must contain the date, time, place and agenda of meeting and matters to be considered at the meeting shall have been made available at the Company’s registered office commencing from such notice date until the meeting is held, unless otherwise stipulated in the applicable laws and regulations in the field of capital market.

5.
Notice for the second RUPS shall be sent at the latest 7 (seven) days before the date of the second meeting, excluding the notice date and the meeting date and with information that the first RUPS has been held but failed to reach quorum.

6.	The proposals made by the shareholders shall be set out in the Minutes of RUPS if:

a.
the proposals have been submitted in writing (including the reasons) to a member or members of Board of Directors or shareholder or shareholders representing 10% (ten percent) of all shares issued with legal voting rights by the Company;

b.	the proposals have been received by Board of Directors or Board of Commissioners at least 14 (fourteen) calendar days prior to the issuance of the Notice of Meeting;

c.	in the opinion of Board of Directors, the proposals are considered as directly related to the business of the Company.

7.	RUPS shall be presided over by a member of Board of Commissioners duly appointed by Board of Commissioners.

8.
In the case all members of Board of Commissioners are absent from or unable to attend the meeting, for which no evidence shall be presented to any third party, General Meeting of Shareholders shall be presided over by a member of Board of Directors appointed by Board of Directors.

9.
In case all members of Board of Directors are absent from or unable to attend the meeting, for which no evidence shall be presented to any third party, RUPS shall be presided over by a shareholder present and elected by and among those present at the RUPS.

10.
In the case of conflict of interest between a member of Board of Commissioners elected by the Commissioners in the resolutions adopted at the meeting, a member of Board of Commissioners bearing no conflict of interest shall preside over the meeting.

In the case of conflict of interest of all members of Board of Commissioners, the General Meeting of Shareholders shall be presided over by one of directors appointed by Board of Directors.

In the case all members of Board of Directors bear conflict of interests, General Meeting of Shareholders shall be presided over by an independent shareholder elected by shareholders present at the RUPS.

QUORUM, VOTING RIGHT AND RESOLUTION

Article 11

1.	a.	A RUPS shall be lawful only if attended by shareholders representing more than 1/2 (half) of total voting shares issued by the Company.

b.	In the event that the quorum as referred to in point a sub-paragraph (1.a) is not achieved, then the notice for a second Meeting shall be made.

c.	Notice of the second RUPS shall indicate that the first RUPS has been held but failed to reach quorum.

d.
The second RUPS as referred to in paragraph (1.b) shall be lawful and entitled to adopt binding resolutions if it is attended by shareholders in person or by proxy representing at least 1/3 (one-thirds) of total voting shares issued by the Company.

e.
In case that the quorum of the second Meeting as referred to in paragraph (1.d) is not present, the Company can request Chairman of Capital Market and Financial Institution Supervisory Agency to determine the quorum for the third RUPS.

f.
Notice of the third RUPS shall indicate that the second RUPS has been held but failed to reach quorum and that the quorum for the third RUPS shall be fixed by Chairman of Capital Market and Financial Institution Supervisory Agency.

g	The decision of Chairman of Capital Market and Financial Institution Supervisory Agency regarding meeting quorum as referred to, in paragraph (1.f) shall be final and enforceable.

h.	Notices of the second or third RUPS shall be given at the latest 7 (seven) days before the date of the second or third RUPS.

i.	The second or third RUPS shall be held at the earliest 10 (ten) days and at the latest 21 (twenty-one) days after the previous meeting.

2.	Voting concerning an individual shall be made by an unsigned, folded ballots, unless the Chairman of the Meeting determines otherwise without objection from those present at the Meeting.

Voting concerning other matters shall be made verbally unless shareholders representing at least 10% (ten percent) of total shares issued by the Company require written and confidential voting.

3.	Shareholders may be represented by another shareholder or third party by virtue of Power of Attorney.

-Power of attorney shall be made and signed in the form as determined by Board of Directors of the Company, without prejudice to stipulations of the applicable laws and regulations regarding civil evidence and shall be submitted to Board of Directors at least 3 (three) working days before the date of the relevant RUPS.

4.	Chairperson of the meeting shall have the right to request that power of attorney to represent shareholders is presented to him at the time of the meeting.

5.
Those present in the meeting shall prove their authority to be present in the meeting, namely in accordance with requirements determined by Board of Directors or Board of Commissioners at the time of invitation of the meeting, provided that for shares listed at Stock Exchange shall be subject to laws and regulations applicable in the field of capital market in Indonesia.

6.	At any meeting, each share confers the rights to its holder to cast 1 (one) vote.

7.	Members of Board of Directors, Board of Commissioners and employees of the company may act as proxy at RUPS, however their votes shall not be counted in the voting.

8.	All resolutions shall be adopted on the basis of mutual consensus. Failing which, resolutions shall be adopted based on voting as determined in these Articles of Association.

9.	RUPS (including RUPS for issuance of equity shares) may adopt resolutions if approved by more than 1/2 (half) of total shares with valid voting right represented in the RUPS.

10.
RUPS held to amend the Company’s Articles of Association that requires approval from the Minister, except amendment to Articles of Association in order to extend term of incorporation of the Company, shall be held with the following provisions:

a.
The RUPS shall be attended by the shareholders jointly representing at least 2/3 (two-thirds) of the total number of voting shares issued by the Company and the resolution shall be approved by at least 2/3 (two-third) of the total number of votes legally cast at the said RUPS.

b.
In the event that the quorum of the Meeting as referred to in letter a is not achieved, resolutions at the second meeting is lawful only if the second meeting is attended by shareholders jointly representing at least 3/5 (three-fifths) of all voting shares issued by the Company and the resolution shall be approved by more than 1/2 (one-half) of all votes legally cast at such RUPS.

c.
In case of the second RUPS fails to reach quorum, at the Company’s request, the quorum, required number of votes for the passage of a resolution, meeting notice and time of the RUPS shall be determined by the Chairman of Capital Market and Financial Institution Supervisory Agency.

11.
RUPS to assign, dispose of or pledge as a security in respect of an indebtedness the whole or more than 50% (fifty percent) of the Company’s assets either in one or a series of separate or interrelated transactions, merger, consolidation, takeover, separation, bankruptcy petition, and dissolution shall be held with the following provisions:

a.
The RUPS shall be attended by the shareholders or their proxies representing at least 3/4 (three-fourths) of the total voting shares and the resolution is valid if approved by at least 3/4 (three-fourths) of total votes legally cast at the Meeting.

b.
If the meeting as referred to letter a above fails to reach the prescribed quorum, the second meeting shall be attended by the shareholders or their representatives representing at least 2/3 (two-thirds) of the total voting shares and the resolution is valid if approved by more than 3/4 (three-fourths) of total votes legally cast at the Meeting; and

c.
If the second RUPS fails to reach the quorum as referred to above, at the request of the Company’s, the quorum, the required number of votes for passage of a resolution, and notice and date of the next RUPS shall be determined by the Chairman of Capital Market and Financial Institution Supervisory Agency.

12.	RUPS to approve a transaction that causes conflict of interest shall be held with the following provisions:

a.
Shareholders that have conflict of interest shall be deemed to have given the same resolution as that approved by independent resolutions that do not have conflict of interest (hereinafter referred to as “Independent Shareholders”);

b.
The RUPS shall be attended by the shareholders or their proxies representing at least 1/2 (half) of the total voting shares held by independent shareholders, without prejudice to stipulation of paragraph 1 of this Article, and the resolution valid if approved by at least 1/2 (half) of total votes legally cast by independent shareholders at the Meeting.

c.
If the meeting as referred to letter b above fails to reach the prescribed quorum, the second meeting shall be attended by independent shareholders or their proxies representing at least 1/2 (half) of the total voting shares held by independent shareholders and the resolution is valid if approved by more than 1/2 (half) of total votes legally cast by independent shareholders at the Meeting; and

d.
If the second RUPS fails to reach the quorum as referred to above, at the request of the Company’s, the quorum, the required number of votes for passage of a resolution, and notice and date of the next RUPS shall be determined by the Chairman of Capital Market and Financial Institution Supervisory Agency.

13.	Proposals from the shareholders shall be included as agenda of RUPS if:

a.	according to opinion of Chairman of the Meeting, the proposals are directly related with the Company’s business;

b.	the relevant proposals shall be submitted in writing by one or more shareholders representing at least 10% (ten percent) of total voting shares.

14.	Shareholders with valid votes attending RUPS but electing not to vote (abstain) shall be deemed to have cast the same votes as those of the majority votes.

BOARD OF DIRECTORS

Article 12

1.	The company shall be managed and directed Board of Directors which consist of at least 2 (two) members of Board of Directors, namely:

a.	one President Director;

b.	one or more Directors;

2.
Members of Board of Directors shall be appointed by RUPS each for a period of 5 (five) years counted since the RUPS appointing them until closing of the fifth Annual Meeting after the date of appointment of the relevant members of Board of Directors without prejudice to the right of RUPS to dismiss any of them at any time subject to stipulations of the applicable laws and regulations.

Individuals who occupy position of members of Board of Directors after their term of service expires can be reappointed in accordance with resolution of RUPS.

3.
In the case office of a member of Board of Directors is vacant by any reason whatsoever out of which the member of Board of Director is less than 2 (two) members as referred to in paragraph 1 of this article, RUPS shall be held to fill such vacant office no later than 3 (three) months following the date the office is vacant.

In the case office of the President Director is vacant and during the period no replacement is appointed or holds such office, one of the Directors appointed by resolution of the Meeting of Board of Directors will assume the obligations and exercise the authorities of the President Director.

In the case all offices of the members of Board of Directors are vacant, the provisions of Article 16 paragraph 3 of the Company’s Articles of Association shall apply.

4.
A member of Board of Directors shall have the right to resign from his position by giving notice in writing of his intention to the Company at least 30 (thirty) days prior to the date of his resignation.

The Company shall convene a RUPS to decide resignation letter of a member of Board of Directors at the latest within 60 (sixty) calendar days since the receipt of such resignation notice.

In the event that the Company does not convene RUPS within the time as referred to in this paragraph, such resignation shall be effective as of the lapse of such period without requiting approval of RUPS.

If the resignation of a member of Board of Directors results in the number of the members of Board of Directors becoming less than 2 (two) persons, the resignation shall be effective only if the resignation is approved by RUPS and his replacement is appointed by RUPS so that the minimal number of Directors can be upheld.

The resigning member of Board of Directors as referred above shall always be accountable for his/her services as member of Board of Directors since the date of his or her appointment until the date of approval of his/her resignation in RUPS.

5.
A member of Board of Directors can be suspended by Board of Commissioners if he or she has acted in violation of these Articles of Association or if there is indication that he or she has inflicted loss to the Company or has neglected his/her obligation or if there is any urgent reason for the Company, subject to the following stipulations:

a.	resolution of Board of Commissioners regarding suspension of members of Board of Directors is adopted in accordance with procedure of adoption of resolution of Meeting of Board of Commissioners;

b.	the said suspension shall be notified to the relevant party together with the reasons therefore, with its copy sent to Board of Directors;

c.	notification as referred to in letter b of this paragraph is given at the latest within 2 (two) working days after determination of the said suspension;

d.	the suspended member of Board of Directors does not have authority to manage the Company or represent the Company either inside or outside the court;

e.	At the latest within 45 (forty five) calendar days after the suspension date a RUPS shall be convened to decide whether to cancel or to confirm the suspension;

f.
In the RUPS as referred to in point e the relevant member of Board of Directors shall be given opportunity to defend himself/herself if the relevant member of Board of Directors is present in the meeting.

g
If within 45 (forty five) calendar days after the suspension date as referred to in point d of this paragraph a RUPS is not convened, or the RUPS fails to adopt the relevant resolution, the suspension of the member of Board of Directors shall be cancelled.

6.	The office term of a member of Board of Directors shall end if the member of Board of Directors:

a.	is declared as bankrupt or is subject to receivership on the basis of a court judgment; or

b.	is prohibited from occupying the position of members of Board of Directors based on stipulations of a law or the applicable laws and regulations; or

c.	resigns in accordance with stipulation of paragraph 5; or

d.	no longer meets the qualifications as required by the prevailing laws and regulations; or

e.	passes away;

f.	is dismissed on the basis of a resolution of the RUPS.

DUTIES AND AUSTERITIES OF BOARD OF DIRECTORS

Article 13

1.
Board of Directors shall be entitled to represent the Company within and outside the Court of Justice in respect of all matters and, in any event, to bind the Company to other parties or other parties to the Company and to take any act concerning either management or ownership but with the restriction that:

a.	to borrow or lend money on behalf of the Company (not including taking the Company’s money at the bank);

b.	to establish new or engage in any enterprise or make equity in such other company both within and outside the territory of the Republic of Indonesia;

c.	to acquire or purchase, either movable or immovable assets for the Company the value of which is more than [5% (five percent)] until [50% (fifty percent)] of total assets of the Company;

d.
to sell, assign or put as guarantee the Company’s asset the value of which is more than [5% (five percent)] until [50% (fifty percent)] of total assets of the Company, either in a single transaction or in several interrelated transactions;

shall require approval from or related deeds/letters signed by all members of Board of Commissioners of the Company.

2.
To take any legal action of transaction bearing conflict of interests between any member of Board of Directors, Commissioners or shareholders and those of the company, Board of Directors must obtain approval from the General Meeting of Shareholders under the terms and conditions in Article 11 paragraph 8.a of the Company’s Articles of Association and with due observance to the rules and regulations on Capital Market.

3.	Two (2) directors shall have the right and authority to act for and on behalf of Board of Directors and to represent the Company.

4.	Board of Directors shall obtain approval from RUPS to:

a.	transfer the Company’s assets; or

b.
to pledge more than 50% (fifty percent) of the Company’s assets as security of any indebtedness either in one transaction or in a series of separate or interrelated transactions, in accordance with the provisions of Article 102 of Law on Limited Liability Company and Decision of Head of Bapepam and LK number:  Kep-179/BL/2008.

5.
In the event that the Company’s interests conflict with the personal interests of a member of Board of Directors, the Company shall be represented by another member of Board of Directors and in event that the Company’s interest conflict with the interests of all members of Board of Directors, the Company shall be represented by Board of Commissioners, subject to stipulations of the applicable laws and regulations.

6.	Distribution of duties and authorities of every member of Board of Directors shall be determined by RUPS, which authority can be delegated by RUPS to Board of Commissioners.

MEETING OF BOARD OF DIRECTORS

Article 14

1.	A meeting of Board of Directors may be held at any time:

a.	if deemed necessary by one or more members of Board of Directors;

b.	upon written request from one or more members of Board of Commissioners; or

c.	upon written request from 1 (one) or more shareholders jointly representing 1/10 (one-tenth) of all voting shares.

2.
The notice of the Meeting of Board of Directors shall be carried out by the member of Board of Directors entitled to act for and on behalf of Board of Directors pursuant to the provision of paragraph 3 of Article 13 above.

-If that member of Board of Directors fails to give notice within 3 (three) days since the request is submitted or since the lapse of the time scheduled for the meeting, notice shall be given by another member of Board of Directors.

3.
The notice of the Meeting of Board of Directors shall be sent by registered mail or personally delivered, against appropriate receipt, to each member of Board of Directors no later than 3 (three) days prior to the meeting, excluding the notice date and the meeting date.

4.	Such notices shall specify the agenda, date, time and place of the Meeting.

5.
The Meeting of Board of Directors shall be held in the city where the Company has its seat or at the company’s business place.  In the event that all members of Board of Directors are present in person or by proxy, such prior notice shall not be required and the Meeting of Board of Directors may be held at any place and shall be entitled to adopt valid and binding resolutions.

6.
The Meeting of Board of Directors shall be chaired by President Director.  If President Director is absent or unable to chair the Meeting, it being unnecessary to provide proof of such impediment to any third party, the Meeting of Board of Directors shall be chaired by another member of Board of Directors appointed by and from the members of Board of Directors present at the Meeting.

7.	A member of Board of Directors may be represented in the meeting of Board of Directors only by another member of Board of Directors acting by virtue of a Power of Attorney.

8.
A Meeting of Board of Directors shall be lawful and entitled to adopt binding resolutions only if more than 1/2 (half) of all members of Board of Directors are present in person or by proxy at the Meeting.

9.
Resolutions of a Meeting of Board of Directors shall be adopted on the basis of consensus.  In case of failure to reach consensus, resolutions shall be approved by at least more than 1/2 (half) of total votes legally cast in the Meeting.

10.	In case of equality of votes, the Meeting Chairman shall have a second vote.

11.	a.	Each member of Board of Directors present shall have the right to cast 1 (one) vote and 1 (one) additional vote for each other member of Board of Directors whom he legally represents.

b.
Voting concerning an individual shall be made by an unsigned, folded ballots, while voting concerning other matters shall be conducted orally, unless the Chairman of the Meeting determines otherwise without objection from those present at the Meeting.

c.	Blank votes and void votes shall be deemed not to have been legally cast and, accordingly, to be non-existent and shall not be counted in the calculation of the number of vote cast.

12.
Minutes of Meeting of Board of Directors shall be prepared by a person appointed by the meeting chairman from among persons attending the meeting, and signed by the meeting chairman and another member of Board of Directors appointed by the Meeting to verify the accuracy and completeness of the minutes.

If case of any dispute regarding the substance of the minutes, the dispute shall be resolved by a Meeting of Board of Directors on the basis of a resolution that is approved by more than 1/2 (half) of all votes cast at the meeting.

The minutes shall serve as valid and binding evidence to the members of Board of Directors and any third parties of the resolutions and proceedings of the said meeting.

The signing shall not be necessary if the minutes are prepared by a notary public.

13.
Board of Directors may also adopt valid resolutions without convening a Meeting of Board of Directors provided that all of the members of Board of Directors have been informed in writing regarding the relevant proposals and all members of Board of Directors have given their approval to the proposals being submitted as evidenced by their signed written approval.

-Any resolutions adopted in such a way shall have the same force as those legally adopted in the Meeting of Board of Directors.

BOARD OF COMMISSIONERS

Article 15

1.	Board of Commissioners shall consist of at least 2 (two) members of Board of Commissioners, namely:

a.	one President Commissioner;

b.	one or more members of Board of Commissioners;

among others subject to the applicable laws and regulations in the field of capital market.

2.	Only Indonesian and/or foreign citizens having the qualifications as required by the prevailing laws and regulations may be appointed as members of Board of Commissioners

3.
Members of Board of Commissioners shall be appointed by RUPS each for a period of 5 (five) years counted since the RUPS appointing them until closing of the fifth Annual Meeting after the date of appointment of the relevant members of Board of Commissioners without prejudice to the right of RUPS to dismiss any of them at any time subject to stipulations of Article 110, Article 111 and Article 120 of Law Number 40 of 2007 (two thousand and seven) on Limited Liability Company.

4.
In the case office of a member of Board of Commissioners is vacant by any reason whatsoever out of which the member of Board of Commissioners is less than 2 (two) members as referred to in paragraph 1 of this article, RUPS shall be held to fill such vacant office no later than 3 (three) months following the date the office is vacant.

5.
A member of Board of Commissioners shall have the right to resign from his position by giving notice in writing of his intention to the Company at least 30 (thirty) days prior to the date of his resignation.

The Company shall convene a RUPS to decide resignation letter of a member of Board of Commissioners at the latest within 60 (sixty) calendar days since the receipt of such resignation notice.  In the event that the Company does not convene RUPS within the time as referred to in this paragraph, such resignation shall be effective as of the lapse of such period without requiting approval of RUPS.

If the resignation of a member of Board of Commissioners results in the number of the members of Board of Commissioners becoming less than 2 (two) persons, the resignation shall be effective only if the resignation is approved by RUPS and his replacement is appointed by RUPS so that the minimal number of Commissioners can be upheld.

The resigning member of Board of Commissioners as referred above shall always be accountable for his/her services as member of Board of Commissioners since the date of his or her appointment until the date of approval of his/her resignation in RUPS.

6.	The office term of a member of Board of Commissioners shall end if the member of Board of Commissioners:

a.	is declared as bankrupt or is subject to receivership on the basis of a court judgment; or

b.	is prohibited from occupying the position of members of Board of Commissioners based on stipulations of a law or the applicable laws and regulations; or

c.	resigns in accordance with stipulation of paragraph 5; or

d.	no longer meets the qualifications as required by the prevailing laws and regulations; or

e.	passes away;

f.	is dismissed on the basis of a resolution of the RUPS.

DUTIES AND AUTHORITIES OF BOARD OF COMMISSIONERS

Article 16

1.
Members of Board of Commissioners individually or jointly shall have the right to enter the buildings, offices and premises of the company during normal working hours and examine the books, documents and assets of the Company and other evidence and has the right to know all the actions taken by Board of Directors.

2.	Board of Directors shall provide all statements required by Board of Commissioners in relation to the Company regarding all the matters asked by Board of Commissioners.

3.
In the event all members of Board of Directors are suspended and the Company has no member of Board of Directors, Board of Commissioners shall be obliged to temporarily manage the Company.  In such event, Board of Commissioners shall be entitled to confer interim power upon one or more persons among them on their joint responsibilities.

4.
When there is only one Commissioner, then all of the duties assigned to and powers conferred upon President Commissioner or a member of Board of Commissioners by virtue of these Articles of Association shall be vested in him.

METING OF BOARD OF COMMISSIONERS

Article 17

1.	A meeting of Board of Commissioners may be held at any time if deemed necessary by one of members of Board of Commissioners or upon request by one or more members of Board of Directors.

2.	Notice of Meeting of Board of Commissioners shall be made by President Commissioner.

If such notice is not made within 14 (fourteen) calendar days since submission of request for the Meeting, the requesting member of Board of Commissioners shall have the right to make notice of the Meeting himself/herself.

3.
The notice of the Meeting of Board of Commissioners shall be sent by registered mail or personally delivered, against appropriate receipt, to each member of Board of Directors no later than 3 (three) working days prior to the meeting, excluding the notice date and the meeting date.

4.	Notice of Meeting must contain information on agenda, date, time and place of Meeting.

5.
The meeting of Board of Commissioners shall be held at the domicile of the Company or at the principal business place of the Company.  If all members of Board of Commissioners are present or represented at the Meeting, prior meeting notice is not required and the Meeting of Board of Commissioners may be held at any place and the Meeting may adopt valid and binding resolutions.

6.
President Commissioner shall preside over the meeting.  If President Commissioner is absent or unable or unwilling to preside over the Meeting, it being unnecessary to provide proof of such impediment to any third party, the Meeting of Board of Commissioners shall be chaired by another Commissioner appointed by and from among Commissioners present at the Meeting.

7.
A member of Board of Commissioners may be represented in a Meeting of Board of Commissioners only by another member of Board of Commissioners acting under a power of attorney to the acceptance of the Meeting Chairman.

8.
A Meeting of Board of Commissioners shall be lawful and entitled to adopt binding resolutions if more than 1/2 (half) of all members of Board of Commissioners are present or represented at the meeting.

9.	Resolutions of Meeting of Board of Commissioners shall be adopted through deliberation for a consensus.

In the event of failure to reach a consensus, the resolutions shall be adopted on the basis of affirmative votes of at least more than 1/2 (half) of total votes lawfully cast at the meeting.

10.	In the event of a tie vote, the Meeting Chairman shall have a second vote.

11.	a.	Each member of Board of Commissioners present at the meeting shall have the right to cast 1 (one) vote and 1 (one) additional vote for other member of Board of Commissioners whom he represents.

b.
Voting concerning an individual shall be made by an unsigned, folded ballot papers, while voting concerning other matters shall be conducted orally, unless the Chairman of the Meeting determines otherwise without any objection from those present.

c.	Blank votes and void votes shall be deemed not to have been legally cast and, accordingly, to be non-existent and shall not be counted in the calculation of the number of vote cast.

12.
Minutes of Meeting of Board of Commissioners shall be prepared by a person appointed by the meeting chairman from among persons attending the meeting, and signed by the meeting chairman and another member of Board of Commissioners appointed by the Meeting to verify the accuracy and completeness of the minutes.

The signing shall not be necessary if the minutes are prepared by a notary public.

13.
Minutes of Meeting of Board of Commissioners made and signed according to stipulation f paragraph 12 of this Article will serve as valid evidence for members of Board of Commissioners and third parties regarding resolutions of Board of Commissioners adopted in the relevant meeting.

14.
Board of Commissioners may also adopt valid resolutions without convening a Meeting of Board of Commissioners provided that all of the members of Board of Commissioners have been informed in writing regarding the relevant proposals and all members of Board of Commissioners have given their approval to the proposals being submitted as evidenced by their signed written approval.

-Any resolutions adopted in such a way shall have the same force as those legally adopted in the Meeting of Board of Commissioners.

WORK PLAN, FISCAL YEAR AND ANNUAL REPORT

Article 18

1.	Board of Directors shall submit to Board of Commissioners a work plan setting out the annual budget of the Company for approval before the commencement of a fiscal year.

2.	The work plan as referred to in paragraph 1 shall be submitted at the latest 30 (thirty) days before the commencement of the next fiscal year.

3.
The fiscal year of the Company shall commence on the 1st (first) day of January and end on the 31st (thirty first) day of December.  At each end of December each year, the Company’s books shall be closed.

4.	Board of Directors shall prepare an annual report and make it available at the Company’s office for examination by shareholders as of the notice date of Annual RUPS.

5.
The Company shall announce balance Sheet and Statement of Income on 1 (one) newspaper in Bahasa Indonesia circulated nationally at the latest 120 (one hundred twenty) days after the end of fiscal year.

THE USE OF NET EARNINGS AND DISTRIBUTION OF

DIVIDENDS

Article 19

1.
The net earnings of the Company for an accounting year as shown in the balance sheet and profit and loss account, which have been approved by the Annual RUPS, shall be used in such manner as is determined by such Meeting.

2.
Dividends may be paid in accordance with the financial capability of the Company based on the resolution adopted in the RUPS.  The resolution must also specify the dividend payment time and form of dividend, subject to the rules of the stock exchange on which the company shares are listed.

-Dividend for 1 (one) share shall be paid to the person in whose name the share is listed in Register of Shareholders until the working day that will be determined by or with authority for RUPS in which resolution to distribute the dividend is adopted;

-The day of payment shall be announced by Board of Directors to all shareholders.

Notification of dividend shall be announced at least in 2 (two) newspapers published in Bahasa Indonesia, one circulated nationwide and the other circulated in the domicile of the Company as determined by Board of Directors subject to the applicable laws and regulations in the field of capital market.

3.
By calculating the Company’s earnings I the relevant fiscal year from net income as stated in balance sheet and statement of income that has been approved by the Annual RUPS and after being deducted by income tax dividend can be given to members of Board of Directors and Board of Commissioners of the Company the amount of which is determined by RUPS.

4.
In case the income statement in one fiscal year shows a loss that can not be covered by the reserve fund, then the loss shall remain recorded and shall be entered in the income statement and, in subsequent accounting years, the Company shall be considered not to have made any profits as long as the loss recorded in income statement has not been fully covered

5.
The Company may distribute interim dividends based on resolutions of meeting of Board of Directors with approval from Board of Commissioners and that resolution shall be reported in the next annual RUPS.

USE OF RESERVE FUND

Article 20

1.
Provision for reserve funds shall be continue to be made until the reserve funds reach 20% (twenty percent) of issued and paid in capital and the reserve funds may be used only to cover losses that are not covered by other reserves.

2.
In the event that the reserve fund exceeds 20% (twenty percent) of issued and paid-in capital, a General Meeting of Shareholders may decide that the surplus of the reserve fund be used for the Company’s requirements.

3.
The reserve fund as referred to in paragraph 1 and the reserve fund surplus as referred to in paragraph 2 shall, to the extent that there are no losses to be covered by the reserve fund and the use of reserve fund surplus has not decided by General Meeting of Shareholders, be managed by Board of Directors in a manner deemed fit and expedient by Board of Directors upon the approval of Board of Commissioners and subject to the prevailing laws and regulations.

CLOSING PROVISIONS

Article 21

1.	Matters not provided specifically in these Articles of Association shall be subject to law of Limited Liability Company and other laws and regulations.

2.	Matters not provided for or not otherwise fully covered in these Articles of Association shall be resolved by a RUPS.

-Finally the appearers acting in his above-mentioned capacity declares as follows:

-Out of the issued capital as referred to in Article 4 paragraph 2 as many as 39,940,030,384 (thirty nine billion nine hundred forty million thirty thousand three hundred eighty four) shares or Rp 3,994,030,338,400 (three trillion nine hundred ninety four billion thirty million three hundred thirty eight thousand four hundred rupiah) have been subscribed and fully paid by shareholders, as follows:

1.
CHARM EASY INTERNATIONAL LIMITED, as many 2,004,207,226 (two billion four million two hundred seven thousand two hundred twenty six) shares or as much as (two hundred billion four hundred twenty million seven hundred twenty two thousand six hundred rupiah);
Rp 200,420,722,600

2.
REGENT CENTRAL INTERNATIONAL LIMITED, as many as 1,753,608,019 (one billion seven hundred fifty three million six hundred eight thousand nineteen) shares or as much as (one hundred seventy five billion three hundred sixty million eight hundred one thousand nine hundred rupiah);

Rp 175,360,801,900
3.
ICELAND INTERNATIONAL LIMITED, as many as 36,097,754 (thirty six million ninety seven thousand seven hundred fifty four) shares or as much as (three billion six hundred nine million seven hundred seventy five thousand four hundred rupiah);
Rp 3,609,775,400

4.	SWT Co. Ltd., as many as 70,110,438 (seventy million one hundred ten thousand four hundred thirty eight) shares or as much as (seven billion eleven million forty three thousand eight hundred rupiah);	Rp 7,011,043,800
5.
PT CENTRAL PERTIWI, as many as 110,896,074 (one hundred ten million eight hundred ninety six thousand seventy four) shares or as much as (eleven billion eighty nine million six hundred seven thousand four hundred rupiah);

Rp 11,089,607,400
9.
PT SURYA HIDUP SATWA, as many as 9,302,791,456 (nine billion three hundred two million seven hundred ninety one thousand four hundred fifty six) shares or as much as (nine hundred thirty billion two hundred seventy nine million, one hundred forty five thousand six hundred rupiah);
Rp 930,279,145,600

6.
RED DRAGON GROUP Pte Ltd., as many as 2,666,621,250 (two billion six hundred sixty six million six hundred twenty one two hundred fifty) shares or as much as (two hundred sixty six billion six hundred sixty two million one hundred twenty five thousand rupiah);

Rp 266,662,125,000
7.
THE PUBLIC, as many as 23,995,971,167 (twenty three billion nine hundred ninety five million nine hundred seventy one thousand one hundred sixty seven) shares or as much as (two trillion three hundred ninety nine billion, five hundred ninety seven million one hundred sixteen seven rupiah);
Rp 2,399,597,116,700

-thus making a total of 39,940,303,384 (thirty nine billion nine hundred forty million three hundred three thousand three hundred eighty four) shares or a total value of (three trillion nine hundred ninety four billion thirty million three hundred thirty eight thousand four hundred rupiah);	Rp 3,994,030,338,400

-To give power to Board of Directors and/or

-either jointly or severally with right of substitution to apply for approval of amendment to theses articles of association to the authorized agency and to make change and/or addition in any form whatsoever as may be necessary for obtaining such approval, and to submit and sign any and all applications and other documents, to choose domicile and, in other words, to take any other acts which may be required.

IN WITNESS WHEREOF

-This deed is made in Jakarta on the date and day and at the time as mentioned in the beginning of this deed, in the presence of Miss Lilis Lismiah, born in Bogor on the fifth day of March one thousand nine hundred seventy two (5-3-1972), domiciled at Kampung Teluk Pinang, Rukun Tetangga 01, Rukun Warga 01, Kelurahan Teluk Pinang, Kecamatan Ciawi, Bogor, holder of Identity Card (KTP) Number 32.03.10.450372.00792, Indonesian Citizen, currently staying in Jakarta and Miss Emerntiana Nogo Koban, born in Flores on the twenty third day of April one thousand nine hundred eighty one (23-4-1982), domiciled at Jalan Guci Baru, Rukun Tetangga 004, Rukun Warga 002, Kelurahan Duri Kepa, Kecamatan Kebon Jeruk, Jakarta Barat, Jakarta, holder of Identity Card (KTP) Number 09.5205.630481.0213, Indonesian Citizen, both being employees of this notary office, as witnesses.

-Immediately after this deed is read out by me, the notary, to the appearer and the witnesses, it is signed by the appearer, the witnesses and me, the notary.

-Made without any changes.

-Duly signed.

-Given as tenor.

Notary in Jakarta
[sealed, signed and stamped]
YULIA SH

MINISTRY OF LAW AND HUMAN RIGHTS THE REPUBLIC OF INDONESIA DIRECTORATE GENERAL OF PUBLIC LAW ADMINISTRATION
JL. HR. Rasuna Said Kav. 6-7, Kuningan, South Jakarta Phone: (021) 5202387 – Hunting
Number	:	AHU-AH.01.10-25165	Jakarta, December 12, 2008
Encl.	:
Subject	:	Receipt of Notice of Amendments to Articles of Association of PT. CENTRAL PROTEINAPRIMA Tbk	Notary Yulia, SH J1. Kuningan Madya Kav. 5-6, (Rasuna Said) South Jakarta

In accordance with the data contained in the Completed Form of Deed of Model III stored in the Legal Entity Administration System Database, the copy of the Deed Number 20, dated December 9, 2008, passed before and submitted by Notary Yulia, SH., practicing in South Jakarta and the supporting documents, which were received on December 12, 2008, Notice of Amendments to Articles 4.2 and 21 of Articles of Association of PT. CENTRAL PROTEINAPRIMA, having its domicile in Central Jakarta, has been received and recorded in the Legal Entity Administration System Database of Ministry of Law and Human Rights of the Republic of Indonesia.

p.p. MINISTER OF LAW AND HUMAN RIGHTS
THE REPUBLIC OF INDONESIA
Acting DIRECTOR GENERAL OF
LEGAL ADMINISTRATION
[signed and sealed]
DR. ABDUL BARI AZED, SH, MH
NIP.: 130 610 869

Company Register Entry Number AHU-0121053.AH.01.09.Tahun 2009, Dated December 12, 2008

DEED DECLARATION OF RESOLUTIONS OF PRESIDENT COMMISSIONER OF “PT CENTRAL PROTEINAPRIMA TBK” Domiciled in Central Jakarta

NOTARY PUBLIC
YULIA, S.H.

Decree of the Minister of Law and Human Rights of the
Republic of Indonesia
No. C-27.HT.03.02-Th.2005, dated December 30, 2005

Puri Imperium Office Plaza
LG-12
Jl. Kuningan Madya Kav. 5-6 (Jl. HR Rasuna Said)
South Jakarta 12980
Phone 83784141-70710005
Fax 8305223

Capital Market Supporting Profession
STTD No. 266/PM/STTD-N/2000, dated October 16, 2000

Number	:	5.-
Date	:	December 2, 2009.-

DECLARATION OF RESOLUTIONS OF PRESIDENT COMMISSIONER

PT CENTRAL PROTEINAPRIMA TBK

Number: 05. -

-- On this day, Wednesday, the second day of December two thousand and nine, at 11:00 (eleven hundred hours) Western Indonesia Time;

-- Appears before me, ISWANDI, Sarjana Hukum, by virtue of the Decision of the Regional Supervision Council of South Jakarta Notary Public Nomor AN.01.03.635/MPD.JKT-SLT/CT/X/2009, dated the 23rd (twenty-third) day of October 2009 (two thousand and nine), appointed as substitute for YULIA, Sarjana Hukum, Notary Public practicing in Jakarta, in the presence of the witnesses whom I, Notary Public, know and whose names will be mentioned at the end of this deed;

--
Mister HARDIAN PURAWIMALA WIDJONARKO, born in Malang, on the 4th (fourth) day of December 1953 (one thousand nine hundred fifty-three), President Commissioner of the company that will be mentioned hereinbelow, residing in Jakarta, Vila Gading Indah Blok I number 3, Rukun Tetangga 005, Rukun Warga 014, Kelurahan (Village) Kelapa Gading Barat, Kecamatan (Sub-district) Kelapa Gading, North Jakarta, holder of KTP (resident’s ID Card) number 09.5106.041253. 0451, Indonesian National;

1

-according to his statement in this case acting in his capacity as mentioned above and based on the power granted to him by shareholders of the limited liability company PT CENTRAL PROTEINAPRIMA Tbk., domiciled in Central Jakarta, which the articles of association thereof have been amended several times and the amendment has been approved by the Minister of Law and Human Rights of the Republic of Indonesia with the Decree Number AHU-61538.AH.01.02.Tahun 2008, dated the 11th (eleventh) day of September 2008 (two thousand and eight), which articles of association were then amended and the recent amendment has been reported and received in the database of the Legal Division Administration System of the Ministry of Law and Human Rights of the Republic of Indonesia with the Decree Number AHU-AH.01.10-11794, dated the 30th (thirtieth) day of July 2009 (two thousand and nine), hereinafter referred to as “Company”;

-- The appearer is known to me, Notary Public.

-- The appearer acting as mentioned above first declared:

-- that on the 2nd (second) day of January 2008 (two thousand and eight), the President Director of the Company has approved/adopted a resolution, one and another as stated in the Resolutions of the President Commissioner of PT CENTRAL PROTEINAPRIMA Tbk. dated the 2nd (second) day of January 2008 (two thousand and eight), duly stamped, and the original thereof was attached to the deed Number 28, dated the 8th (eighth) day of April 2008 (two thousand and eight), drawn up before Yulia, Sarjana Hukum, the said Notary Public (hereinafter referred to as “Resolutions of the President Commissioner”);

2

-- that based on the Circular Resolutions of the Company’s Commissioners dated the 1st (first) day of November 2007 (two thousand and seven) as contained in the deed of DECLARATION OF RESOLUTIONS OF COMMISSIONERS Number 59, dated the 9th (ninth) day of November 2007 (two thousand and seven), which the original thereof was drawn up before Yulia, Sarjana Hukum, the said Notary Public, the Company’s Commissioners have approved to give authority to the Company’s President Commissioner to increase the Company’s equity;

-- that based on Article 17 of the Company’s articles of association, the Commissioners may also adopt lawful resolutions without holding any meeting of Commissioners, provided that all Commissioners have been notified in writing and have given their approval of the proposal filed in writing and signed the approval;

-- that the Company’s Commissioners have given power to the appearer as contained in the Resolutions of Commissioners, to declare the resolutions as mentioned in this deed;

-- concerning the foregoing matters, the appearer acting as mentioned above by virtue of the power granted to him declared partial resolutions adopted as follows:

3

A.
To approve to increase subscribed and paid-up capital of the Company in relation to the implementation of Conversion of Warrant Series II, III, and IV from the 1st (first) day of November 2009 (two thousand and nine) to the 30th (thirtieth) day of November 2009 (two thousand and nine), amounting to 330,737 (three hundred thirty thousand seven hundred thirty-seven) warrants into shares, so that Article 4 paragraph 2 of the Company’s articles of association shall henceforth read as follows:

“2.
From the authorized capital, 50.59% (fifty point fifty-nine percent has been subscribed and paid up, or amounting to 40,470,734,746 (forty billion four hundred seventy million seven hundred thirty-four thousand seven hundred forty-six) shares or Rp 4,047,073,474,600 (four trillion forty-seven billion seventy-three million four hundred seventy-four thousand six hundred Rupiah) by the shareholders that are taken up, and the breakdown and face value of the shares shall be mentioned at the end of the deed with the following method:

a.
Rp 1,831,839,283,400 (one trillion eight hundred thirty-one billion eight hundred thirty-nine million two hundred eighty-three thousand four hundred Rupiah) fully paid up in cash, as stated in the Deed Number 59, dated the 9th (ninth) day of November 2007 (two thousand and seven), drawn up before Yulia, Sarjana Hukum, the said Notary Public, and already obtaining the notice receipt of amendment to the articles of association from the Minister of Law and Human Rights of the Republic of Indonesia in the Decree Number C-UM. HT.01.10-6404, dated the 18th (eighteenth) day of December 2007 (two thousand and seven);

4

b.
Rp 2,932,925,000.00 (two billion nine hundred thirty-two million nine hundred twenty-five thousand Rupiah) already paid by the Company through the conversion of warrant issued by the public, as stated in the Deed Number 15, dated the 9th (ninth) day of January 2008 (two thousand and eight), which the original thereof was drawn up before Yulia, Sarjana Hukum, the said Notary Public, and already obtaining the notice receipt of amendment to the articles of association from the Minister of Law and Human Rights of the Republic of Indonesia in the Decree Number AHU- HT.01.10-4917, dated the 29th (twenty-ninth) day of February 2008 (two thousand and eight), and already publicized in the State Gazette of the Republic of Indonesia Number 97, dated the 2nd (second) day of December 2008 (two thousand and eight), Supplement Number 936;

5

c.
Rp 31,498,175,000.00 (thirty-one billion four hundred ninety-eight million one hundred seventy-five thousand Rupiah) already paid by the Company through the conversion of warrant issued by the public, as stated in the Register of Shares and contained in the Deed Number 28, dated the 8th (eighth) day of April 2008 (two thousand and eight), which the original thereof was drawn up before Yulia, Sarjana Hukum, the said Notary Public, and already obtaining the notice receipt of amendment to the articles of association from the Minister of Law and Human Rights of the Republic of Indonesia in the Decree Number AHU- AH.01.10-9763, dated the 25th (twenty-fifth) day of April 2008 (two thousand and eight), and already publicized in the State Gazette of the Republic of Indonesia Number 99, dated the 9th (ninth) day of December 2008 (two thousand and eight), Supplement Number 962;

d.
Rp 160,121,195,100.00 (one hundred sixty billion one hundred twenty-one million one hundred ninety-five thousand one hundred Rupiah) already paid by the Company through the conversion of warrant issued by the public, as stated in the Register of Shares and contained in the Deed Number 88, dated the 30th (eighth) day of April 2008 (two thousand and eight), which the original thereof was drawn up before Yulia, Sarjana Hukum, the said Notary Public, and already obtaining the notice receipt of amendment to the articles of association from the Minister of Law and Human Rights of the Republic of Indonesia in the Decree Number AHU- AH.01.10-11976, dated the 15th (fifteenth) day of May 2008 (two thousand and eight);

6

e.
Rp 31,411,650,000.00 (thirty-one billion four hundred eleven million six hundred fifty thousand Rupiah) already paid by the Company through the conversion of warrant issued by the public, as stated in the Register of Shares and contained in the Deed Number 22, dated the 13th (thirteenth) day of June 2008 (two thousand and eight), which the original thereof was drawn up before Yulia, Sarjana Hukum, the said Notary Public, and already obtaining the notice receipt of amendment to the articles of association from the Minister of Law and Human Rights of the Republic of Indonesia in the Decree Number AHU-AH.01.10-16315, dated the 27th (twenty-seventh) day of June 2008 (two thousand and eight), and already publicized in the State Gazette of the Republic of Indonesia Number 97, dated the 2nd (second) day of December 2008 (two thousand and eight), Supplement Number 937;

7

f.
Rp 367,625,000.00 (three hundred sixty-seven million six hundred twenty-five thousand Rupiah) already paid by the Company through the conversion of warrant issued by the public, as stated in the Register of Shares and contained in the Deed Number 59, dated the 12th (twelfth) day of August 2008 (two thousand and eight), which the original thereof was drawn up before Yulia, Sarjana Hukum, the said Notary Public, and already obtaining the notice receipt of amendment to the articles of association from the Minister of Law and Human Rights of the Republic of Indonesia in the Decree Number AHU- AH.01.10-20169, dated the 20th (twentieth) day of August 2008 (two thousand and eight), and already publicized in the State Gazette of the Republic of Indonesia Number 97, dated the 2nd (second) day of December 2008 (two thousand and eight), Supplement Number 938;

8

g
Rp 178,845,404,900.00 (one hundred seventy-eight billion eight hundred forty-five million four hundred four thousand nine hundred Rupiah) already paid by the Company through the conversion of warrant issued by the public, as stated in the Register of Shares and contained in the Deed Number 31, dated the 9th (ninth) day of September 2008 (two thousand and eight), which the original thereof was drawn up before Yulia, Sarjana Hukum, the said Notary Public, and already obtaining the notice receipt of amendment to the articles of association from the Minister of Law and Human Rights of the Republic of Indonesia in the Decree Number AHU- AH.01.10-21648, dated the 16th (sixteenth) day of September 2008 (two thousand and eight), and already publicized in the State Gazette of the Republic of Indonesia Number 97, dated the 2nd (second) day of December 2008 (two thousand and eight), Supplement Number 939;

9

h.
Rp 194,400,000.00 (one hundred ninety-four million four hundred thousand Rupiah) already paid by the Company through the conversion of warrant issued by the public, as stated in the Register of Shares and contained in the Deed Number 45, dated the 22nd (twenty-second) day of October 2008 (two thousand and eight), which the original thereof was drawn up before Yulia, Sarjana Hukum, the said Notary Public, and already obtaining the notice receipt of amendment to the articles of association from the Minister of Law and Human Rights of the Republic of Indonesia in the Decree Number AHU- AH.01.10-22720, dated the 23rd (twenty-third) day of October 2008 (two thousand and eight), and already publicized in the State Gazette of the Republic of Indonesia Number 97, dated the 2nd (second) day of December 2008 (two thousand and eight), Supplement Number 940;

i.
Rp 1,756,819,680,000.00 (one trillion seven hundred fifty-six billion eight hundred nineteen million six hundred eighty thousand Rupiah) already incurred by the Company for the purpose of the Limited Public Offering I, as contained in the Deed Number 62, dated the 28th (twenty-eighth) day of November 2008 (two thousand and eight), which the original thereof was drawn up before Yulia, Sarjana Hukum, the said Notary Public, and re- contained in the Deed Number 20, dated the 9th (ninth) day of December 2008 (two thousand and eight), which the original thereof was drawn up before Yulia, Sarjana Hukum, the said Notary Public, and already obtaining the notice receipt of amendment to the articles of association from the Minister of Law and Human Rights of the Republic of Indonesia in the Decree Number AHU- AH.01.10-25165, dated the 12th (twelfth) day of December 2008 (two thousand and eight);

10

j
Rp 52,990,062,500.00 (fifty-two billion nine hundred ninety million sixty-two thousand five hundred Rupiah) already paid by the Company through the conversion of warrant issued by the public, as contained in the Deed Number 47, dated the 30th (thirtieth) day of April 2009 (two thousand and nine), which the original thereof was drawn up before Yulia, Sarjana Hukum, the said Notary Public, and already obtaining the notice receipt of amendment to the articles of association from the Minister of Law and Human Rights of the Republic of Indonesia in the Decree Number AHU- AH.01.10-05306, dated the 5th (fifth) day of May 2009 (two thousand and nine);

11

k.
Rp 33,073,700.00 (thirty-three million seventy-three thousand seven hundred Rupiah) already paid by the Company through the conversion of warrant issued by the public, as stated in the Register of Shares as per dated the 30th (thirtieth) day of November 2009 (two thousand and nine);

B.	Concerning the Conversion of Warrant Series II, III, and IV, the end of the Company’s articles of association shall henceforth read as follows:

1.
From the authorized capital as referred to in Article 4 paragraph 2, some has been taken up and fully paid up amounting to 40,470,734,746 (forty billion four hundred seventy million seven hundred thirty-four thousand seven hundred forty-six) shares with the total face value of Rp 4,047,073,474,600 (four trillion forty-seven billion seventy-three million four hundred seventy-four thousand six hundred Rupiah) by the shareholders:

a.	CHARM EASY INTERNATIONAL LIMITED, amounting to 2,004,207,226 (two billion four million two hundred seven thousand two hundred twenty-six) shares or (two hundred billion four hundred twenty million seven hundred twenty-two thousand six hundred Rupiah);	200,420,722,600.00

12

b.	REGENT CENTRAL INTERNATIONAL LIMITED, amounting to 1,753,608,019 (one billion seven hundred fifty-three million six hundred eight thousand nineteen) shares or (one hundred seventy-five billion three hundred sixty million eight hundred one thousand nine hundred Rupiah);	175,360,801,900.00
c.
ICELAND INTERNATIONAL LIMITED, amounting to 36,097,754 (thirty-six million ninety-seven thousand seven hundred fifty-four) shares or (three billion six hundred nine million seven hundred seventy-five thousand four hundred Rupiah);
Rp 3,609,775,400.00

13

d.	S.W.T. Co., Ltd, amounting to 70,110,438 (seventy million one hundred ten thousand four hundred thirty-eight) shares or (seven billion eleven million forty-three thousand eight hundred Rupiah);	Rp 7,011,043,800.00
e.
limited liability company PT CENTRAL PERTIWI, amounting to 110,896,074 (one hundred ten million eight hundred ninety-six thousand seventy-four) shares or (eleven billion eighty-nine million six hundred seven thousand four hundred Rupiah);

Rp 11,089,607,400.00
f.
limited liability company PT SURYA HIDUP SATWA, amounting to 9,302,791,456 (nine billion three hundred two million seven hundred ninety-one thousand four hundred fifty-six) shares or (nine hundred thirty billion two hundred seventy-nine million one hundred forty-five thousand six hundred Rupiah);
Rp 930,279,145,600.00

14

g.
RED DRAGON GROUP Pte Ltd., amounting to 2,666,621,250 (two billion six hundred sixty-six million six hundred twenty-one thousand two hundred fifty) shares or (two hundred sixty-six billion six hundred sixty-two million one hundred twenty-five thousand Rupiah);

Rp 266,662,125,000.00
h.
COMMUNITY, amounting to 24,526,402,529 (twenty-four billion five hundred twenty-six million four hundred two thousand five hundred twenty-nine) shares or (two trillion four hundred fifty-two billion six hundred forty million two hundred fifty-two thousand nine hundred Rupiah);

Rp 2,452,640,252,900.00

-totaling 40,470,734,746 (forty billion four hundred seventy million seven hundred thirty-four thousand seven hundred forty-six) shares or with the total face value of (four trillion forty-seven billion seventy-three million four hundred seventy-four thousand six hundred Rupiah);
Rp 4,047,073,474,600.00

15

In Witness Whereof

-- This deed is drawn up and executed in Jakarta, on the day and date as mentioned in the preamble hereof in the presence of Miss Lilis Lismiah, born in Bogor, on the 5th (fifth) day of March 1972 (one thousand nine hundred seventy-two), residing in Bogor, Kampung Teluk Pinang, Rukun Tetangga 01, Rukun Warga 01, Kelurahan (Village) Teluk Pinang, Kecamatan (Sub-district) Ciawi, for the time being staying in Jakarta, holder of KTP (resident’s ID Card) number 32.03.10.450372.00792, Indonesian National, and Missus Suhartini, Sarjana Hukum, born in Jakarta, on the 16th (sixteenth) day of November 1972 (one thousand nine hundred seventy-two), residing in Jakarta, Jalan Karang Anyar C Raya number 40 B, Central Jakarta, holder of KTP (resident’s ID Card) number 09.5002.561172.0218, Indonesian National, both employees of the Notary Public’s office, as witnesses.

16

-- After I, Notary Public, had read out this deed to the appearer and witnesses, the appearer, witnesses, and I, Notary Public, immediately signed the same.

-- Done with two alterations, namely due to two deletions with substitutions.

-- The original hereof is duly signed.

-- Issued as a tenor.

Substitute for Notary Public
practicing in Jakarta
[sealed and signed]
(ISWANDI, S.H.)

17

MINISTRY OF LAW AND HUMAN RIGHTS THE REPUBLIC OF INDONESIA DIRECTORATE GENERAL OF PUBLIC LAW ADMINISTRATION
JL. HR. Rasuna Said Kav. 6-7, Kuningan, South Jakarta Phone: (021) 5202387 – Hunting
Number	:	AHU-AH.01.10-229233	Jakarta, December 16, 2009
Encl.	:
Subject	:	Receipt of Notice of Amendments to Articles of Association of PT. CENTRAL PROTEINAPRIMA Tbk	Notary Yulia, SH Jl. Kuningan Madya Kav. 5-6, (Rasuna Said) South Jakarta

In accordance with the data contained in the Completed Form of Deed of Model III stored in the Database of Legal Administration System, the copy of the Deed Number 05, dated December 2, 2009, passed before Iswandi, SH acting in the place of Notary Yulia, SH, and submitted by Notary Yulia, SH practicing in South Jakarta and the supporting documents, which were received on December 16, 2012, Notice of Amendments to Article 4.2 of Articles of Association of PT. CENTRAL PROTEINAPRIMA Tbk, having its seat in Central Jakarta, has been received and recorded in the Database of Legal Administration System of Ministry of Law and Human Rights of the Republic of Indonesia.

p.p. MINISTER OF LAW AND HUMAN RIGHTS
THE REPUBLIC OF INDONESIA
ACTING DIRECTOR GENERAL OF
LEGAL ADMINISTRATION
[signed and sealed]
DR. AIDIR AMIN DAUD, SH., MH
NIP: 19581120 198810 1 001

Company Register Entry Number AHU-0084401.AH.01.09.Tahun 2012, Dated December 16, 2009

AMENDMENT

Number:  93.–

--On this day, Monday, the thirtieth day of July two thousand twelve, at 09.00 WIB (nine Local Time).

--Appear before me, ARDI KRISTIAR, Sarjana Hukum, Master of Business Administration, by virtue of Decree of the Notary’s Regional Supervisory Committee of South Jakarta number 06/MPDN.JKT.SELATAN/CT/III/2012 dated the 9th (ninth) day of March 2012 (two thousand twelve) appointed as the substitute for YULIA, Sarjana Hukum, a notary public in South Jakarta Administrative City, in the presence of witnesses whose names are last written below and known to me, the notary public.

--Mr. MAHAR ATANTA SEMBIRING, born in Jakarta, on the 21st (twenty first) day of January 1974 (one thousand nine hundred seventy four), private person, residing at Jalan Erlangga V/22, Rukun Tetangga 005, Rukun Warga 003, Kelurahan Selong, Kecamatan Kebayoran Baru, South Jakarta, holder of Identity Card number 09.5310.210174.0288, Indonesian Citizen;

--The appearing person is known to me, the notary public.

--The appearing person first declares:

--that on the 1st (first) day of June 2012 (two thousand twelve), there was held an extraordinary general meeting of shareholders of “PT CENTRAL PROTEINAPRIMA Tbk”, a limited liability company having its domicile in Central Jakarta, the articles of association of which were amended for several times and the last amendment to the articles of association of which was approved by the Minister of Law and Human Rights by virtue of Decree dated the 11th (eleventh) day of September 2008 (two thousand eight) number:  AHU-61538.AH.01.02.Tahun 2008, the Company’s articles of association of which were then amended and the last amendment to which was entered in the database of Legal Entity Administration System of the Ministry of Law and Human Rights of the Republic of Indonesia by virtue of Decree dated the 16th (sixteenth) day of December 2009 (two thousand nine) number AHU-AH.01.10-22933;

1

--that the Minutes of Meeting containing the result of the said meeting was drawn up by me, the Notary Public, in deed dated the 1st (first) day of June 2012 (two thousand twelve) number 2, and stated in Statement of Meeting Resolution dated the 14th (fourteenth) day of June 2012 (two thousand twelve) number 35;

--that at the meeting, the appearing person was authorized to notify any changes in such data to the competent authority and to prepare any and all amendments and/or additions required by the competent authority for its approval;

--Now, therefore, the appearing person by the power conferred upon him hereby declares that, in order to be in compliance with the directive of the competent authority as set forth in letter dated the 27th (twenty seventh) day of July 2012 (two thousand twelve) number AHU.2-AH.01.09-7895, he makes an amendment to the articles of association namely as follows:

2

--To describe the Purposes and Objectives of the Company clearly and in detail with respect to the main and supporting business activities stated in the Company’s Articles of Association so as to read as follows:

PURPOSES AND OBJECTIVES AND BUSINESS ACTIVITIES

ARTICLE 3

1.	The purposes and objectives of the Company shall be to engage in industry, animal husbandry and agriculture, aquaculture, cultivation of seedlings, trade and services;

2.	For the achievement of the aforesaid purposes and objectives, the Company may engage in the following business activities:

-i.	Main business activities:

a.	to engage in the industry of livestock and pet feed, namely feeds for fish, shrimp, poultry (including quail), cows, pigs, dogs, cats and others, including food supplements (livestock and pet);

b.	to engage in freezing, processing and preserving industry of shrimp, fish and other aquatic biotas as well as to run any businesses assisting or supporting the said industry;

3

c.	to engage in animal husbandry business, including shrimp aquaculture and poultry farming;

d.	to engage in cattle, poultry and shrimp breeding business;

e.	to sell cattle, poultry, shrimp feed products and other agricultural commodities within and outside the territory of the Republic of Indonesia;

-ii.	Supporting business activities:

a.	to engage in agricultural businesses;

b.
to engage in trading businesses including, but not limited to, local trade, import and export, wholesale, either on its own or other party’s account based on commission or other fees, including acting as a distributor, agent, supplier and wholesaler;

c.	to render services supporting the main business activities as mentioned hereinabove as well as business, management and general services except for legal and tax-related services.

4

--Based on the foregoing:

In witness whereof

--This deed is made and executed in Jakarta, on the day and date first written above in the presence of the following witnesses:

1.
Miss Lilis Lismiah, born in Bogor, on the 5th (fifth) day of March 1972 (one thousand nine hundred seventy two), residing at Kampung Teluk Pinang, Rukun Tetangga 01, Rukun Warga 01, Kelurahan Teluk Pinang, Kecamatan Ciawi, Bogor, holder of Identity Card number 32.03.10.450372.00792, Indonesian Citizen, now temporarily in Jakarta; and

2.
Mrs. Suhartini, Sarjana Hukum, born in Jakarta, on the 16th (sixteenth) day of November 1972 (one thousand nine hundred seventy two), residing at Jalan Karang Anyar C Raya number 40 B, Central Jakarta, holder of Identity Card number 09.5002.561172.0218, Indonesian Citizen;

-both being the employees of the notary public’s office.

--After this deed is read out by me, the notary public to the appearing person and witnesses, it is immediately signed by the appearing person, witnesses and me, the notary public.

--This deed is executed with one alteration, namely one deletion with substitution.

--The original of this deed is duly signed.

5

--This deed is issued as true copy.

Substitute Notary in Jakarta
[signed, sealed & stamped]
(ARDI KRISTIAR, SH, MBA)

6

DECREE OF MINISTER OF LAW AND HUMAN RIGHTS

REPUBLIC OF INDONESIA

Number: AHU-43427.AH.01.02.Tahun 2012

ON

APPROVAL OF AMENDMENTS TO ARTICLES OF ASSOCIATION OF

LIMITED LIABILITY COMPANY

MINISTER OF LAW AND HUMAN RIGHTS OF THE REPUBLIC OF INDONESIA

Considering	:	that upon careful examination of completed form of Notarial Deed of Model II and the supporting documents and the copy of Deed Number 35, dated June 14, 2012, passed before Ardi Kristiar, SH, MBA acting in the place of Notary Yulia, SH and copy of Deed number 93, dated July 30, 2012, passed and submitted by Ardi Kristiar, SH, MBA acting in the place of Notary Yulia, SH and received on August 9, 2012, the above documents were found to have complied with and satisfied the terms and conditions of the relevant prevailing law.
Recognizing	:	1.	Law Number 40 of 2007 concerning Limited Liability Company (Supplement Number 4756 to the Statute Book Number 106 of 2007);
		2.	Government Regulation Number 26 of 1998 concerning the Names of Limited Liability Companies (Supplement Number 3740 to the Statute Book Number 39 of 1998);

1

3.	Presidential Regulation of the Republic of Indonesia Number 24 of 2010 concerning Status, Duties and Functions of Echelons 1 within State Ministries.
4.
Regulation of the Minister of Law and Human Rights of the Republic of Indonesia Number M.HH-05.0T.01.01 Tahun 2010 dated December 30, 2010 concerning Organization and Working Procedure of Ministry of Law and Human Rights of the Republic of Indonesia;

5.
Regulation of the Minister of Law and Human Rights of the Republic of Indonesia Number M.HH-02.AH.01.01 of 2009 concerning Work Procedures of the Legalization Application of Legal Entities for Limited of Liability Company, Approval of Article of Association Amendment, Notice of Article of Association Amendment and Amendment of Limited Liability’s Data;

DECIDED:

FIRST	:
To approve the Amendments to Articles of Association of PT. CENTRAL PROTEINAPRIMA Tbk, with Taxpayer ID Number: 01.002.946.0-054.000, having its domicile in Central Jakarta, in accordance with the Completed Form of Notarial Deed of Model II stored in the Database of Legal Entity Administration System and the copy of Deed Number 35, dated June 14, 2012, passed before Ardi Kristiar, SH, MBA acting in the place of Notary Yulia, SH and copy of Deed number 93, dated July 30, 2012, passed and submitted by Ardi Kristiar, SH, MBA acting in the place of Notary Yulia, SH practicing in South Jakarta.

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SECOND	:	This decree shall be in full force and effect as of the issuance date.
In case of error or typo, due revision shall be made accordingly.

Issued in Jakarta
on August 9, 2012
p.p. MINISTER OF LAW AND HUMAN RIGHTS
REPUBLIC OF INDONESIA
DIRECTOR GENERAL OF
LEGAL ADMINISTRATION
[signed]
DR. AIDIR AMIN DAUD, SH., MH., DFM.
NIP.19581120 198810 1 001

Company Register Entry Number AHU-0073081.AH.01.09.Tahun 2012, dated August 9, 2012

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STATEMENT OF MEETING RESOLUTIONS

PT CENTRAL PROTEINAPRIMA Tbk

Number: 31. -

--On this day, Monday, the fourteenth day of January two thousand thirteen, at 10.00 WIB (ten Local Time).

--Appear before me, YULIA, Sarjana Hukum, a notary public in South Jakarta Administrative City, with jurisdiction covering Jakarta Capital Territory, in the presence of witnesses whose names are last written below and known to me, the notary public.

--Mr. MAHAR ATANTA SEMBIRING, born in Jakarta, on the 21st (twenty first) day of January 1974 (one thousand nine hundred seventy four), private person, residing at Jalan Erlangga V/22, Rukun Tetangga 005, Rukun Warga 003, Kelurahan Selong, Kecamatan Kebayoran Baru, South Jakarta, holder of Identity Card number 3174072101740002, Indonesian Citizen;

-according to his statement in this matter acting in his capacity as the President Director of the Company to be mentioned below and by virtue of power conferred upon him by the shareholders of PT CENTRAL PROTEINAPRIMA Tbk, a limited liability company having its domicile in Central Jakarta, the articles of association of which were amended for several times and the latest amendment to which was approved by the Minister of Law and Human Rights of the Republic of Indonesia by virtue of Decree dated the 9th (ninth) day of August 2012 (two thousand twelve) number AHU-43427.AH.01.02.Tahun 2012;

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-hereinafter referred to as the “Company”.

--The appearing person is known to me, the notary public.

--The appearing person acting in his aforesaid capacity first declares:

--that on the 4th (fourth) day of January 2013 (two thousand thirteen), at 10.46 WIB (ten forty six Local Time), there was held an Extraordinary General Meeting of Shareholders of the Company, as set out in deed of Minutes of Meeting dated the 04th (fourth) day of January 2013 (two thousand thirteen) number 03, passed before me, the notary public, hereinafter referred to as the “Meeting”;

--that at the meeting, 20,260,395,334 (twenty billion two hundred sixty million three hundred ninety five thousand three hundred thirty four) shares, representing 50.06% (fifty point zero six percent) of the 40,470,734,746 (forty billion four hundred seventy million seven hundred thirty four thousand seven hundred forty six) shares, constituting all shares issued by the Company to the Meeting date were present or represented and, therefore, the quorum as required by article 88 of Law number 40 of 2007 (two thousand seven) regarding Limited Liability Company was present and as such the Meeting was entitled to adopt lawful and binding resolutions upon the Company.

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--that the Meeting by majority vote has adopted the resolutions to be mentioned below.

-Based on the foregoing, the appearing person acting in his aforesaid capacity by virtue of the power conferred upon him by the Extraordinary General Meeting of Shareholders of the Company hereby declares:

--that since the requirements to convene a meeting as set forth in the Company’s articles of association have been complied with, the meeting shall be lawful and entitled to adopt any resolutions binding upon the Company;

--that the Meeting has unanimously adopted the resolutions as follows;

--that the Meeting has authorized the appearing person to restate the resolutions adopted at the Meeting in a notarial deed.

--Furthermore, the appearing person acting at all times by virtue of the power conferred upon him declares that the resolutions so adopted at the meeting are as follows:

-
It is resolved to approve the resignation of Mr. GUNAWAN TASLIM from his position as Vice President Director of the Company and to grant full acquittal and discharge (acquit et de charge) to him for all his actions during his term of office, to the extent that such actions are not contrary to the prevailing law and, therefore, upon the closing of the Meeting, the composition of the members of the Company’s Boards of Directors and Commissioners shall be as follows:

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Board of Directors

-President Director	:	The said Mr. MAHAR ATANTA SEMBIRING;
-Vice President Director	:
Mr. mRT. JIMMY JOENG, born in Medan, on the 26th (twenty sixth) day of January 1952 (one thousand nine hundred fifty two), private person, residing at jalan Darmo Harapan 5/EH.9, Rukun Tetangga 007, Rukun Warga 004, Kelurahan Tanjungsari, Kecamatan Sukomanunggal, Surabaya, holder of Identity Card number 3578272601520001, Indonesian Citizen;

-Unaffiliated Director	:
Mr. ACHMAD WAHYUDI, born in Probolinggo, on the 16th sixteenth) day of August 1965 (one thousand nine hundred sixty five), private person, residing at Bukit Kencana Estat 3 number 25, Rukun Tetangga 007, Desa Sukarame, Kecamatan Sukarame, Bandar Lampung, holder of Identity Card number 1871121608650001, Indonesian Citizen;

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-Director	:
Mr. Doktorandus ISMAN HARIYANTO, born in Sidoarjo, on the 28th (twenty eighth) day of August 1956 (one thousand nine hundred fifty six), private person, residing at Taman Pinang Indah E2-24, Rukun Tetangga 017, Rukun Warga 007, Kelurahan Banjarbendo, Kecamatan Sidoarjo, Sidoarjo, holder of Identity Card number 3515082808560005, Indonesian Citizen;

-Director	:
Mr. SUTANTO SURJADJAJA, born in Jakarta, on the 13th (thirteenth) day of November 1972 (one thousand nine hundred seventy two), private person, residing at Jalan Tulodong Bawah IV Lama number 29, Rukun Tetangga 005, Rukun Warga 004, Kelurahan Selong, Kecamatan Kebayoran Baru, South Jakarta, holder of Identity Card number 09.5202.131172.0173, Indonesian Citizen;

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-Director	:
Mr. FREDY ROBIN SUMENDAP, born in Manado, on the 31st (thirty first) day of December 1967 (one thousand nine hundred sixty seven), private person, residing at Jalan Mutiara Kedoya Blok BI/IJ, Rukun Tetangga 011, Rukun Warga 005, Kelurahan Kedoya Selatan, Kecamatan Kebon Jeruk, West Jakarta, holder of Identity Card number 3173053112670004, Indonesian Citizen;

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-Director	:
Mr. Doktorandus ARIS WIJAYANTO, Master of Science, born in Gunung Kidul, on the 13th (thirteenth) day of February 1960 (one thousand nine hundred sixty), private person, residing at Jalan Surya Kencana number 13A, Rukun Tetangga 001, Rukun Warga 004, Kelurahan Pamulang Barat, Kecamatan Pamulang, Tangerang, holder of Identity Card number 3874061302600003, Indonesian Citizen;

-Director	:
Mr. SALEH, born in L Masihul, on the 11th (eleventh) day of January 1969 (one thousand nine hundred sixty nine), private person, residing at Kelapa Kopyor Barat IV CH 1/8, Rukun Tetangga 004, Rukun Warga 012, Kelurahan Kelapa Gading Timur, Kecamatan Kelapa Gading, North Jakarta, holder of Identity Card number 09.5202.110169.5517, Indonesian Citizen;

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Board of Commissioners

-President Commissioner/ Independent Commissioner	:

Mr. FACHRUL RAZI, born in Banda Aceh, on the 26th (twenty sixth) day of July 1947 (one thousand nine hundred forty seven), private person, residing at Jalan Batu Ampar II number 88, Rukun Tetangga 008, Rukun Warga 003, Kelurahan Batu Ampar, Kecamatan Kramat Jati, East Jakarta, holder of Identity Card number 3176042607470003, Indonesian Citizen;

-Vice President Commissioner	:
Mr. K.R.T. FRANCISCUS AFFANDY, born in Donggala, on the 1st (first) day of October 1951 (one thousand nine hundred fifty one), private person, residing at Jalan Sanur Indah number 46, Rukun Tetangga 009, Rukun Warga, 007, Kelurahan Kelapa Gading Barat, Kecamatan Kelapa Gading, North Jakarta, holder of Identity Card number 09.5106.011051.4002, Indonesian Citizen;

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-Independent Commissioner	:
Mr. Insinyur DJOKO MUHAMMAD BASOEKI, born in Bondowoso, on the 7th (seventh) day of August 1942 (one thousand nine hundred forty two), private person, residing at Jalan Jambi number 1, Rukun Tetangga 003, Rukun Warga 005, Kelurahan Darmo, Kecamatan Wonokromo, Surabaya, holder of Identity Card number 12.5617.070842.0005, Indonesian Citizen.

--Based on the foregoing:

In witness whereof
--This deed is made and executed in Jakarta, on/at the day, date and time first written above, in the presence of Mrs. Suhartini, Sarjana Hukum, born in Jakarta, on the 16th (sixteenth) day of November 1972 (one thousand nine hundred seventy two), private person, residing at Karang Anyar Jalan C Raya number 5, Rukun Tetangga 009, Rukun Warga 004, Kelurahan Karang Anyar, Kecamatan Sawah Besar, Central Jakarta, holder of Identity Card number 3171025611720002, Indonesian Citizen and Mr. Iswandi, Sarjana Hukum, born in Jakarta, on the 7th (seventh) day of September 1970 (one thousand nine hundred seventy), private person, residing at PTB Duren Sawit Blok M number 28, Rukun Tetangga 015, Rukun Warga 008, Kelurahan Duren Sawit, Kecamatan Duren Sawit, East Jakarta, holder of Identity Card number 3175070709700019, Indonesian Citizen, both being the employees of the notary public’s office as witnesses.

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--After this deed is read out by me, the notary public to the appearing person and witnesses, it is immediately signed by the appearing person, witnesses and me, the notary public.

--This deed is executed without any alteration.

--The original of this deed is duly signed.

--This deed is issued as true copy.

Notary Public - Jakarta
[signed, sealed & stamped]
(YULIA, SH)

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